UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________________________________________

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TriNet Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

TRINET GROUP, INC.
One Park Place, Suite 600
Dublin, California 94568

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 9, 2019

Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of TRINET GROUP, INC., a Delaware corporation. The meeting will be held on Tuesday, May 9, 2019, at 9:00 a.m., local time, at the offices of TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568 for the following purposes:

1. To elect three directors to hold office until the 2022 Annual Meeting of Stockholders;

2. To approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement;

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4. To approve the TriNet Group, Inc. 2019 Equity Incentive Plan;

5. To approve the annual maximum remuneration for our non-employee directors; and

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this formal Notice of 2019 Annual Meeting of Stockholders. The record date for the 2019 Annual Meeting is March 11, 2019. Only stockholders of record at the close of business on that date may vote at our 2019 Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Samantha Wellington
Secretary

Dublin, California
March 29, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TRINET GROUP, INC.
PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TRINET GROUP, INC.
One Park Place, Suite 600
Dublin, California 94568

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The Board of Directors of TriNet Group, Inc. (the “Board”) is soliciting your proxy to vote at our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), including at any adjournments or postponements of the 2019 Annual Meeting. In this Proxy Statement for the 2019 Annual Meeting (the “Proxy Statement”), “we”, “us”, “our”, the "Company" and “TriNet” refer to TriNet Group, Inc.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Under the "notice and access" rules of the Securities and Exchange Commission (the “SEC”), we are able to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at our 2019 Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will be able to access our proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet or to request a printed copy.
We mailed the Notice on or about March 29, 2019 to all stockholders of record entitled to vote at our 2019 Annual Meeting. We may send you a proxy card, along with a second Notice, on or after April 15, 2019.
Where and at what time is the 2019 Annual Meeting?
Our 2019 Annual Meeting will be held on Thursday, May 9, 2019, at 9:00 a.m., local time, at the offices of TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568. Directions to our 2019 Annual Meeting may be found at www.proxyvote.com. Information on how to vote in person at our 2019 Annual Meeting is discussed below.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on our record date, March 11, 2019.

What matters am I voting on and how many votes are needed to approve each proposal?
You will be able to vote on the five matters listed below at our 2019 Annual Meeting. The table below summarizes the Board’s voting recommendation, the minimum vote needed to approve each proposal, and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Board's Recommendation	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes	FOR each Nominee	None	None

2	Approval, on an advisory basis, of the compensation of our Named Executive Officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	FOR	Against	None

3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	FOR	Against	None

4	Approval of the TriNet Group, Inc. 2019 Equity Incentive Plan	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	FOR	Against	None

5	Approval of the annual maximum remuneration for our non-employee directors	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	FOR	Against	None
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Who can vote at the 2019 Annual Meeting?
Only stockholders of record at the close of business on March 11, 2019, will be entitled to vote at our 2019 Annual Meeting. Beneficial owners can vote their shares in person so long as they obtain a valid proxy from their broker, bank or other agent. On the record date of March 11, 2019, there were 70,097,201 shares of common stock outstanding and entitled to vote.
Who is a stockholder of record and how do they vote?
If, on March 11, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote in person at our 2019 Annual Meeting, or by proxy over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend our 2019 Annual Meeting and vote in person even if you have already voted by proxy.

If, on March 11, 2019, your shares were not held in your name, but rather in an account at a brokerage firm, bank, or other similar agent, then you are the beneficial owner of those shares and different procedures apply for you. Read the question titled "Who is a beneficial owner and how do they vote?" below.
Even if you plan to attend our 2019 Annual Meeting, please read this Proxy Statement carefully and vote using one of the following methods if you are a stockholder of record:

Vote in person at the 2018 Annual Meeting	Mark, sign and date your proxy card and send by free post	In the U.S. or Canada dial toll free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com	Scan your unique QR code on your proxy card 24/7 to vote with your mobile device

•	To vote in person, come to our 2019 Annual Meeting and we will give you a ballot upon request.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card before our 2019 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 8, 2019, to be counted.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 8, 2019, to be counted. Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Who is a beneficial owner and how do they vote?
If, on March 11, 2019, your shares were not held in your name, but rather in an account at a brokerage firm, bank, or other similar agent, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that broker, bank or agent rather than TriNet. The broker, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the 2019 Annual Meeting. Simply follow the voting instructions in the Notice your broker, bank or other agent sends to you to ensure that your vote is counted.
If your shares were instead registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record with respect to those shares and different procedures apply for you. Read the question titled "Who is a stockholder of record and how do they vote?" above.
Even if you plan to attend our Annual Meeting, please read this Proxy Statement carefully and vote using one of the following methods if you are a beneficial owner:

Vote in person at our 2019 Annual Meeting by obtaining a valid proxy form from your broker, bank or other agent	Follow the voting instructions in the Notice you received from your broker, bank or other agent

•
To vote in person at the 2019 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and present it in person at the meeting and request, complete and submit a new ballot at the meeting.

•	To vote by any other means, you must follow the instructions in the Notice you receive from your broker, bank or other agent. These instructions can vary from agent to agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the 2019 Annual Meeting in person or represented by proxy. On the record date, March 11, 2019, there were 70,097,201 shares outstanding and entitled to vote. Thus, the holders of 35,048,601 shares must be present in person or represented by proxy at our 2019 Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy, if a valid proxy is submitted on your behalf by your broker, bank or other agent, or if you vote in person at our 2019 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the 2019 Annual Meeting to another date.
What happens if I do not vote?
If you are a stockholder of record and do not vote either by completing your proxy card, by telephone, through the internet or in person at our 2019 Annual Meeting, your shares will not be voted or be counted as present at the 2019 Annual Meeting for the purposes of establishing a quorum.
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or agent will still be able to vote your shares on certain matters. For the 2019 Annual Meeting, your broker, bank or agent may not vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory approval of executive compensation), Proposal 4 (approval of the TriNet Group, Inc. 2019 Equity Incentive Plan) or Proposal 5 (approval of the annual maximum remuneration for our non-employee directors) without your instructions, but may vote your shares on Proposal 3 (ratification of the appointment of Deloitte & Touche LLP).
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the advisory approval of executive compensation, and “For” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for its fiscal year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his best judgment.
What if another matter is properly brought before the meeting?
We know of no other matters that will be presented for consideration at our 2019 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies for our 2019 Annual Meeting. In addition to these proxy materials, members of our Board and our employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;

•	you may grant a subsequent proxy by telephone or through the internet using the procedures outlined above;

•	you may send a timely written notice that you are revoking your proxy to our Secretary at One Park Place, Suite 600, Dublin, California 94568; or

•
you may attend the 2019 Annual Meeting and vote in person (simply attending the meeting will not, by itself, revoke your proxy, you will need to request, complete and submit a new ballot at the 2019 Annual Meeting).

Your most current proxy card or telephone or internet proxy at the time of the 2019 Annual Meeting will be the one that is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
Yes. If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or agent for changing or revoking your vote. You cannot change or revoke the vote made by your broker, bank or agent by attending our 2019 Annual Meeting in person, unless you have obtained a legal proxy from the broker, bank or agent that holds your shares giving you the right to vote the shares.
When are stockholder proposals due for the 2020 Annual Meeting of Stockholders?
To be considered for inclusion in our 2020 proxy materials, your proposal (including a director nomination) must be submitted in writing by November 30, 2019 to our Secretary at One Park Place, Suite 600, Dublin, California 94568, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2020 Annual Meeting of Stockholders is held before April 9, 2020, or after June 8, 2020, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) that is to be included in our 2020 proxy materials, the proposal must be received by our Secretary not earlier than the close of business on January 10, 2020, and not later than the close of business on February 9, 2020; provided, however, that if our 2020 Annual Meeting of Stockholders is held before April 9, 2020, or after June 8, 2020, then the proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the 2019 Annual Meeting?
Preliminary voting results will be announced at our 2019 Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission within four business days after the 2019 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes, each with a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until their successor is duly elected and qualified.
As of the date of filing of this Proxy Statement, our Board has nine members. Martin Babinec, Paul Chamberlain, and Wayne B. Lowell are in the class of directors whose term of office expires at the 2019 Annual Meeting. Each of the directors listed below has been recommended for reelection by our Nominating and Corporate Governance Committee and has been nominated for reelection by our Board. If elected at the 2019 Annual Meeting, each of these nominees would serve until our 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or a director’s service may cease sooner in the event of such director's death, resignation or removal.
Our nominees will be elected by a plurality of the votes of the holders of shares present in person, or represented by proxy, and entitled to vote on the election of directors at our 2019 Annual Meeting. This means that the three nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the record date, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election for any reason, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
It is our policy to invite and encourage directors and nominees for director to attend each of our annual meetings of stockholders. In 2018, all of the directors then in office attended our 2018 Annual Meeting of Stockholders.
The following is a brief biography of each nominee for election at our 2019 Annual Meeting and each director whose term will continue after our 2019 Annual Meeting.

Nominees for Election for a Three-year Term Expiring at Our 2022 Annual Meeting

Director since 1988 Independent
Martin Babinec
Martin Babinec, age 64, founded TriNet in 1988 and has served on our Board since that time, acting as Chairperson until December 2009. From 1988 until May 2008, he also served as our Chief Executive Officer. Mr. Babinec also founded and serves as Managing Director of UpVentures Capital, an early-stage investor, Founder and Chairperson of non-profit Upstate Venture Connect, an entrepreneur-led non-profit and Co-founder and Chairperson of the StartFast Venture Accelerator, a mentorship-driven startup accelerator. Mr. Babinec holds a B.S. in Business Administration from Shippensburg University. The Nominating and Corporate Governance Committee believes that Mr. Babinec is qualified to serve on the Board based on his significant business experience, both inside and outside our industry, and because his role as our founder and former Chief Executive Officer brings unique insight to the Board.

Director since 2015 Independent
Paul Chamberlain
Audit Committee (Member)
Paul Chamberlain, age 55, has been a member of our Board since December 2015. Mr. Chamberlain currently operates his own strategic and financial advisory firm, PEC Ventures. Prior to starting PEC Ventures in January 2015, he worked at Morgan Stanley,a multinational investment bank and financial services company, for 26 years, most recently as Managing Director and Co-Head of Global Technology Banking, as well as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain serves on the board of directors of Veeva Systems, Inc. since December 2015, and ServiceNow, Inc. since October 2016. He has recently been appointed as the James Wei Distinguished Visiting Professor at Princeton University’s Keller Center for Entrepreneurial Studies. Mr. Chamberlain also serves as Chairperson of the Strategic Advisory Committee of JobTrain, the Menlo Park, California-based vocational and life skills training group focused on the neediest in the Silicon Valley community, and served on its board for over ten years. He earned a B.A. in History, magna cum laude, from Princeton University in 1985 and an M.B.A. from Harvard Business School in 1989. The Nominating and Corporate Governance Committee believes that Mr. Chamberlain is qualified to serve on the Board based on his strategic and financial expertise and his past experience as a Managing Director of Morgan Stanley.

Director since 2009 Independent
Wayne B. Lowell
Audit Committee (Chair)
Wayne B. Lowell, age 63, has been a member of our Board since August 2009. From March 2012 until November 2017, Mr. Lowell served as Chair and Chief Executive Officer of Senior Whole Health Holdings, Inc., a health insurance company focused on providing health insurance coverage to senior citizens. From 1998 to 2012, he served as President of Jonchra Associates, LLC, which provided strategic, operating and financial advice to senior management of private-equity funded and publicly held entities. Earlier, he worked for PacifiCare Health Systems, was a Fortune 500 healthcare company, where he held various positions of increasing authority, ultimately serving as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Previously, Mr. Lowell served on the board of directors of Addus Homecare Corporation. Mr. Lowell holds a B.S. in accounting from the University of Maryland and an M.B.A. from the University of California at Irvine. Mr. Lowell is a Certified Public Accountant. The Nominating and Corporate Governance Committee believes that Mr. Lowell is qualified to serve on the Board based on his years of experience in the health care industry and his past experience as a chief financial officer.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until Our 2020 Annual Meeting of Stockholders

Director since 2017 Independent
Michael J. Angelakis
Compensation Committee (Member)
Nominating & Corporate Governance Committee (Member)
Michael J. Angelakis, age 54, has been a member of our Board since February 2017. Mr. Angelakis has served as the Chairperson and Chief Executive Officer of Atairos Management, L.P., an independent, private investment firm, since August 2015. Mr. Angelakis also has served as a Senior Advisor to the Executive Management Committee of Comcast Corporation, a leading media and telecommunications company, since July 2015. Prior to founding Atairos, he served as Comcast Corporation’s Vice Chairperson and Chief Financial Officer from March 2007 to July 2015. Mr. Angelakis also serves on the board of directors of Groupon, Inc. since April 2016 and Hewlett Packard Enterprises since October 2015. He also previously served as the Chairperson of the board for the Federal Reserve Bank of Philadelphia, a director of Duke Energy Corporation from October 2015 to August 2017, and as a trustee of Babson College. Mr. Angelakis was elected as a director of TriNet pursuant to the terms of the Stockholder Agreement, dated as of December 21, 2016, between TriNet and AGI-T, L.P., an affiliate of Atairos Group, Inc. Mr. Angelakis holds a B.S. from Babson College and is a graduate of the O/P Management Program at Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Angelakis is qualified to serve on the Board based on his extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.

Director since 2008 President & CEO
Burton M. Goldfield
Burton M. Goldfield, age 63, joined TriNet as Chief Executive Officer and a member of our Board in May 2008. Prior to joining TriNet, Mr. Goldfield was Chief Executive Officer at Ketera Technologies, a SaaS provider to FORTUNE 2000 companies. Before that, Mr. Goldfield served as Senior Vice President, Worldwide Field Operations at Hyperion Solutions Corporation,a software company, and Vice President of Worldwide Sales for IBM Corporation’s,  multinational information technology company, Rational Software division. Mr. Goldfield also has served on the board of directors of DHI Group, Inc. since December 2014. Mr. Goldfield holds a B.S. in biomedical engineering from Syracuse University and an M.B.A. from Villanova University. The Nominating and Corporate Governance Committee believes that Mr. Goldfield is qualified to serve on the Board based on his operational and strategic expertise from his previous executive positions with other large companies, as well as his experience as a director of another public company.

Director since 2005 Independent
David C. Hodgson
Chair of the Board
Nominating & Corporate Governance Committee (Member)
David C. Hodgson, age 62, has been a member of our Board since June 2005 and has served as our Chair of our Board since May 2018. Mr. Hodgson is a Managing Director of General Atlantic, a global growth equity firm. He joined General Atlantic in 1982, helped found their partnership, and has over 30 years of experience identifying and assisting portfolio companies worldwide in all areas of their development. Mr. Hodgson is Chair of the board of trustees of Johns Hopkins Medicine, The Johns Hopkins Hospital System Corporation and the Johns Hopkins Hospital. He is Chair of the Manhattan Theatre Club and Co-Chairperson of the board of Echoing Green. He also has served as a member of the Dartmouth College Board of Trustees and as trustee of Johns Hopkins University. Previously, Mr. Hodgson served on the board of directors of DHI Group, Inc. Mr. Hodgson holds an A.B. in Mathematics and Social Sciences from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Hodgson is qualified to serve on the Board based on his experience as a member of the boards of directors of a number of public and private companies and his experience assisting companies in their development as a Managing Director of General Atlantic.

Directors Continuing in Office Until Our 2021 Annual Meeting of Stockholders

Director since 2013 Independent
Katherine August-deWilde
Compensation Committee (Chair)
Katherine August-deWilde, age 71, has been a member of our Board since October 2013. Ms. August-deWilde is currently Vice Chair of First Republic Bank, a commercial bank specializing in private banking, business banking and wealth management, since January 2016 and served as the President of First Republic Bank from 2007 to 2015. Ms. August-deWilde has served in various roles at First Republic Bank since 1985, including as Chief Financial Officer and Executive Vice President and Chief Operating Officer. Ms. August-deWilde also has served on the board of directors of First Republic Bank since 1988, Eventbrite, Inc. since February 2016, and Sunrun, Inc. since January 2016. She is a member of the Advisory Council of the Stanford University Graduate School of Business, the Advisory Council of the Stanford Center on Longevity, and the Catalyst Corporate Board Resource. Ms. August-deWilde holds a B.A. from Goucher College and an M.B.A. from Stanford University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Ms. August-deWilde is qualified to serve on the Board based on her experience as a corporate executive, her financial expertise, and her service on the boards of directors of other public companies.

Director since 2008 Independent
H. Raymond Bingham
Nominating & Corporate Governance Committee (Chair)
Compensation Committee (Member)
H. Raymond Bingham, age 73, has been a member of the Board since July 2008 and served as our Chair of our Board from January 2010 to May 2018. He is a partner of Canyon Bridge Capital Partners, a global private equity buyout firm. From 2015 to 2016, he was an Advisory Director of Riverwood Capital Management, a private equity firm that invests in high-growth technology companies. From 2010 to 2015, Mr. Bingham was an Advisory Director of General Atlantic,a global growth equity firm, and served as a Managing Director from 2006 to 2010. Previously, Mr. Bingham served as a director of Cypress Semiconductor, DHI Group, Inc., Spansion, Inc., Oracle Corporation, Flextronics, Fusion-io, Inc. and STMicroelectronics. Mr. Bingham holds a B.S. in Economics from Weber State University and an M.B.A. from Harvard Business School. Additionally, he was awarded an Honorary Doctorate of Humanities from Weber State University. The Nominating and Corporate Governance Committee believes that Mr. Bingham is qualified to serve on the Board based on his broad and extensive experience serving in management roles at technology companies, including as chief executive officer and chief financial officer, as well as his significant service on the board of directors of other publicly traded companies and his extensive knowledge and experience managing portfolio companies both within and outside our industry.

Director since 2009 Independent
Kenneth Goldmam
Audit Committee Member
Kenneth Goldman, age 69, has been a member of our Board since August 2009. Since September 2017, Mr. Goldman has served as President of Hillspire LLC, a provider of wealth management services. Prior to Hillspire LLC, Mr. Goldman most recently served as the Chief Financial Officer of Yahoo! Inc., an internet services company, from October 2012 to June 2017. Prior to joining Yahoo!, Mr. Goldman served as Chief Financial Officer of Fortinet, Inc., a provider of unified threat management solutions, from September 2007 to October 2012. Mr. Goldman was appointed in July 2018 to a three-year term to the Sustainability Accounting Standards Board (SASB) Foundation, an independent nonprofit that is responsible for the funding and oversing of the SASB. He was appointed in January 2015 to a three-year term to the Public Company Accounting Oversight Board’s (PCAOB’s) Standing Advisory Group (SAG), an organization that provides advice and insight on the need to formulate new accounting standards or change existing standards. Mr. Goldman has served on the board of directors of NXP Semiconductors N.V. since August 2010, GoPro, Inc. since December 2013, Zuora, Inc. since March 2017, and RingCentral, Inc. since June 2017. Previously, Mr. Goldman served on the board of directors of Gigamon, Inc., Infinera Corporation and Yahoo! Japan. Mr. Goldman is also a Trustee Emeritus on the board of trustees of Cornell University. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Goldman is qualified to serve on the Board based on his significant experience as a chief financial officer of public companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our Board has undertaken a review of its composition and the composition of its committees and of the independence of each our of directors and determined that, other than Mr. Goldfield, by virtue of his position as our Chief Executive Officer, each of our directors is “independent” as that term is defined under the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with TriNet and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
We separate our Chair of the Board (the “Board Chair”) and Chief Executive Officer to reinforce the independence of our Board in its oversight of our business and affairs. We believe that an independent Board Chair enhances the effectiveness of our Board by being best positioned to objectively evaluate and oversee management’s performance, ensure management accountability, and align management with the best interests of the Company and its stockholders. Our Board Chair, Mr. David C. Hodgson, has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine the materials distributed to our Board. Mr. Hodgson also serves as the Board’s lead independent director. As lead independent director, Mr. Hodgson presides over periodic meetings of the Board’s independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as our Board may otherwise determine and delegate.
Role of the Board in Risk Oversight
One of our Board’s key functions is informed oversight of our risk management process. Our Board does not currently have a standing risk management committee, but rather administers this oversight function directly through the Board, as well as through the Board's standing committees. Under the oversight of our Board, our officers are responsible for day-to-day management of the material risks that TriNet faces. Our Board, in its oversight role, monitors and assesses our strategic risk exposure, reviews our business strategies, operating plans, cybersecurity measures, enterprise risk management program, and the design of our risk management processes, and determines the nature and level of risk appropriate for TriNet. Our Audit Committee considers and discusses our major financial risk exposures and management actions to monitor and control these exposures, monitors our compliance with legal and regulatory financial requirements, oversees the performance of our internal audit function, and monitors our cybersecurity measures and enterprise risk management program. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, and oversees governance risks, such as director independence and conflicts of interest. Our Compensation Committee assesses and monitors risks, such as management incentives and potential for excessive risk taking, related to our compensation policies and programs. Our Board receives periodic updates from our management and their independent advisors throughout the year regarding the risks that TriNet faces. In addition, our committees meet periodically with our management and/or their independent advisors to review risks and risk management processes relevant to the committees’ respective areas of oversight. Both our Board and our Board committees receive periodic and incidental reports as matters may arise from our Chief Compliance Officer, who is our Chief Legal Officer, and our Internal Audit Department, regarding potential violations of our Code of Ethics, our ethics hotline activity and other complaints we may receive regarding potential ethics violations or our financial controls, accounting and other auditing matters. Our committee chairs are responsible for promptly reporting findings regarding material risk exposures to the Board.
Meetings of the Board of Directors
Our Board met four times during 2018 in addition to periodic telephonic meetings. In 2018, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served. In addition, our non-management directors met four times in 2018 and met regularly in scheduled executive sessions at which only non-management directors were present. The Board Chair presided over these executive sessions.

Information Regarding Committees of the Board of Directors
Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of our Board committees as of December 31, 2018:
Audit Committee
The primary functions of our Audit Committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;

•	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;

•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving all related person transactions;

•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of our Audit Committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.
Our Board has determined that each member of our Audit Committee is independent under NYSE listing standards and Rule 10A-3(b)(1) promulgated under the Exchange Act, is an “audit committee financial expert” within the meaning of SEC regulations, and has the requisite financial expertise required under the applicable requirements of the NYSE. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our Audit Committee held eight meetings in 2018.
Mr. Goldman serves on a total of five public company audit committees (including ours). The Board has determined his simultaneous service on those committees does not impair his ability to effectively serve on our Audit Committee.
Our Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Audit Committee meets regularly in executive session. Our Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx.
Report of the Audit Committee of the Board of Directors(1)
The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2018 with our management. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent accountants’ communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Wayne B. Lowell
Paul Chamberlain
Kenneth Goldman

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The primary functions of our Compensation Committee include:

•
determining and approving goals and objectives for our executive compensation program, evaluating executive performance against those goals and objectives, and approving the individual compensation levels and other terms of employment in light of such performance, including, without limitation, reviewing, approving and administering any employment agreements, severance agreements or plans, change in control agreements, plans or provisions and any other compensatory arrangements with our executive officers;

•	reviewing and approving the compensation of Board members, including consulting, retainer, Board meeting, committee meeting and committee chair fees and equity grants or awards;

•
overseeing administration of our equity incentive plans, establishing guidelines, interpreting plan documents, approving grants and awards, and exercising such other power and authority as may be permitted or required under such plans;

•	reviewing and recommending to our Board the adoption, amendment and termination of our equity incentive plans;

•
assessing the independence of each compensation consultant, legal counsel and other advisor to our Compensation Committee, in accordance with, and to the extent required by, applicable law and the NYSE listing standards;

•
reviewing and discussing with our management the disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of our annual reports on Form 10-K, registration statements and proxy statements, in accordance with, and to the extent required by, applicable law and the NYSE listing standards, and recommending to our Board that such Compensation Discussion and Analysis be approved for inclusion therein;

•
preparing and reviewing our Compensation Committee’s reports on executive compensation to be included in our annual proxy statements, in accordance with and to the extent required by applicable law and the NYSE listing standards;

•	investigating any matter brought to the attention of our Compensation Committee within the scope of its duties if, in the judgment of our Compensation Committee, such investigation is appropriate;

•	reviewing and assessing the adequacy of our Compensation Committee’s charter periodically and recommending any proposed changes to our Board for approval; and

•	conducting an evaluation of the performance of our Compensation Committee periodically.
Our Board has determined that each member of our Compensation Committee is independent under NYSE listing standards and Rule 10C-1 promulgated under the Exchange Act, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. Our Compensation Committee held four meetings in 2018.
Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets regularly during the year. The agenda for each meeting is usually developed by the Chair of our Compensation Committee, often in consultation with our Chief Executive Officer, Chief Legal Officer, Senior Vice President of Human Resources and our Compensation Committee's compensation consultant. Our Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors and consultants, attend Compensation Committee meetings to make presentations and provide financial and other background information and advice relevant to Compensation Committee deliberations. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives.
In certain situations, our Compensation Committee may delegate its authority to a subcommittee or our Chief Executive Officer in connection with the grant of certain equity awards. In 2017, our Compensation Committee formed the Equity Award Committee, comprised of two of its three members, Ms. August-deWilde and Mr. Bingham. The primary purpose of the Equity Award Committee is to administer the Company's 2009 Equity Incentive Plan ("2009 Plan") and to grant equity awards thereunder, primarily to our Section 16 officers, without limiting the authority of our Compensation Committee. In 2015, our Compensation Committee delegated to our Company's Chief Executive Officer the authority, subject to certain limitations such as the maximum value for each award, to grant restricted stock units to certain employees of the Company pursuant to the terms of such policy and the 2009 Plan.
Under its charter, our Compensation Committee has full access to all of our books, records, facilities and personnel. In addition, under the charter, our Compensation Committee has authority to engage and retain legal counsel, compensation consultants and other experts and consultants, as it deems appropriate to carry out its responsibilities. Our Compensation Committee has direct responsibility for the oversight of the work performed by, and for approving the reasonable fees and retention terms of, these advisors.

Under its charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and as set forth in the NYSE listing standards, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. In 2018, after taking these factors into consideration, our Compensation Committee determined Compensia, Inc., its compensation consultant ("Compensia") met the independence test outlined herein, confirmed that Compensia's work did not raise any conflicts of interest and engaged Compensia to assist it in connection with its review, analysis and determinations with respect to the compensation of our senior personnel, including our Named Executive Officers. For a list of our Named Executive Officers, see the section titled “Compensation Discussion & Analysis - Named Executive Officers” below. For a summary of the nature and scope of the services provided to our Compensation Committee by Compensia, see the section titled "Compensation Discussion & Analysis -Oversight and Design of our Compensation Program - Role of Compensation Consultant" below.
In October 2017, for the 2018 fiscal year, Compensia also reviewed the compensation peer group our Compensation Committee uses to aid in the development of reasonable and competitive compensation practices, recommended changes or updates to our peer group and performed a competitive market analysis of performance and compensation levels for that peer group. Management also evaluated the analysis and provided input for our Compensation Committee’s consideration. Following an active dialogue with Compensia and management, our Compensation Committee established our 2018 executive compensation program, which is discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement.
Historically, at one or more meetings in the first quarter of each year, our Compensation Committee conducts its annual review of Company performance against our compensation plan goals and objectives for the prior year, determines executive cash incentive and performance equity award payments under those plans, sets executive compensation levels, and establishes new performance objectives and goals for the current year. Our Compensation Committee also considers matters, at various meetings throughout the year, related to individual compensation (such as compensation for new executive hires), as well as high-level strategic compensation issues, such as the general efficacy of our compensation strategy, potential modifications to that strategy, retention and performance-specific compensation requirements and new trends, plans or approaches to compensation among our peer group or more generally. For executives other than our Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations of our Chief Executive Officer. For our Chief Executive Officer, our Compensation Committee conducts its own evaluation and makes compensation and incentive award adjustments accordingly. As part of its deliberations, our Compensation Committee will use the Board's annual evaluation of the Chief Executive Officer's performance and may review and consider materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies, as appropriate.
The specific determinations of our Compensation Committee with respect to executive compensation for 2018 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.
Nominating and Corporate Governance Committee
The primary functions of the Nominating and Corporate Governance Committee include:

•	reviewing and evaluating director performance on the Board and its applicable committees periodically, and recommending to the Board and management areas for improvement;

•	identifying, evaluating and recommending candidates to serve on the committees of the Board and annually recommending the chairpersonship and membership of each committee to the Board;

•	developing, reviewing and recommending to the Board any amendments to our corporate governance guidelines and corporate governance policies; and

•	reviewing and assessing the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the NYSE listing standards. Our Nominating and Corporate Governance Committee has authority to engage legal counsel and other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx.
Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also considers such factors as relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in their field, the ability to exercise sound business judgment, and the commitment to rigorously represent the long-term interests of our stockholders. Our Nominating and Corporate Governance Committee retains the right to modify these qualifications. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our Board and TriNet, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to TriNet during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether such candidates are independent for NYSE purposes, which determinations are made based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, where necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. Our Nominating and Corporate Governance Committee held one meeting in 2018.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder, including the minimum criteria set forth above. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: One Park Place, Suite 600, Dublin, California 94568. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx. Any interested person may also communicate directly with the presiding lead director or the independent or non-management directors. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx.
Business Ethics Policy
Our Board has adopted a business ethics policy that applies to all of our corporate employees, executive officers and directors, including those executive officers responsible for financial reporting. Our business ethics policy is available on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx. We intend to disclose any amendments to this policy, or any waivers of its requirements, on our website to the extent permitted or required by applicable SEC rules or stock exchange requirements.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines are available on our website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx.

PROPOSAL 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis ("CD&A") section below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of all our Named Executive Officers and the executive compensation philosophy, policies and practices described in the CD&A as well as the related compensation tables and the accompanying narrative disclosure.
Before you vote, we urge you to read the CD&A, as well as the related compensation tables and the accompanying narrative disclosure contained in this Proxy Statement for detailed information on our executive compensation program. Some highlights, which are discussed further in the CD&A, of our executive compensation programs are:

•
Our executive compensation program is designed to retain and attract highly qualified and effective executives, and to motivate them to contribute to TriNet’s future success for the long-term benefit of stockholders by emphasizing variable and performance-based, "at-risk" forms of compensation, for which payment depends on achievement of pre-established corporate goals and financial goals;

•
In 2018, performance-based compensation made up 53% of the target total direct compensation for our Chief Executive Officer and an average of 52% of the target total direct compensation for certain of our other Named Executive Officers, while variable compensation made up 86% of the target total direct compensation for our Chief Executive Officer and an average of 74% of the target total direct compensation for certain of our other Named Executive Officers;

•
Annual cash incentive awards for 2018 were to be earned based on our "Net Service Revenues growth rate," which is the annual growth rate in the Company's Net Service Revenues, as reported in the Company's audited financial statement, and our "Pre-Tax Income growth rate," which is the annual growth rate in the Company's Income before provision for income taxes, as reported in the Company's audited financial statements, as well as individual management business objectives ("MBOs");

•
Annual performance-based equity awards for 2018 were based on the extent to which the Company met or exceeded certain pre-established annual growth rates for Net Service Revenues and Income before provision for income taxes (as defined in the 2018 Executive Compensation section of the Compensation Discussion and Analysis portion of this Proxy Statement) for the 2018 performance period, and, to the extent earned, vest in two equal installments subject to the recipient’s continuous service on December 31, 2019 and December 31, 2020; and

•
Our Compensation Committee independently reviews our executive compensation program and the compensation paid to our Named Executive Officers with the support of its independent compensation consultant.

Accordingly, our Board is asking stockholders to indicate their support for the compensation of our Named Executive Officers, as described in the CD&A in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to TriNet’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the TriNet Group, Inc. Proxy Statement for the 2019 Annual Meeting of Stockholders is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board, our Compensation Committee or TriNet. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and Compensation Committee will consider the results of this vote in making determinations in the future regarding our executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at our 2019 Annual Meeting. Unless our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our Named Executives Officers, the next scheduled say-on-pay vote will be at the 2020 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by our stockholders at our 2019 Annual Meeting. Deloitte & Touche has audited our financial statements since 2017. Representatives of Deloitte & Touche are expected to be present at our 2019 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of TriNet and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at our 2019 Annual Meeting will be required to ratify the selection of Deloitte & Touche.
Principal Accountant Fees and Services
On May 6, 2016, our Audit Committee approved the engagement of Deloitte & Touche as the Company’s independent registered accounting firm.
The following table summarizes the aggregate fees billed and accrued for professional services provided by Deloitte & Touche during our fiscal years 2018 and 2017. These fees were approved pursuant to the pre-approval policies and procedures described below.

	Fiscal Year Ended December 31,
($ in thousands)	2018	2017
Audit Fees(1)	$7,915	$8,453
Audit-related Fees(2)	1	461
Tax Fees(3)	253	140
Total Fees	$8,169	$9,054

(1)
Audit Fees included fees for professional services rendered for the audits of the Company’s 2018 and 2017 annual consolidated financial statements on SEC Form 10-K and reviews of the financial statements included in the Company’s Quarterly Reports on SEC Form 10-Q.

(2)
Audit-related fees for the fiscal years ended December 31, 2018 and 2017 consist of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements and are not reported under audit fees. Amounts include fees for services provided in connection with consultations concerning financial accounting and reporting standards.

(3)	Tax fees include fees for tax compliance, tax advice and tax planning, and other tax services.
All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. This policy generally requires pre-approval in the specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

APPROVAL OF THE TRINET GROUP, INC. 2019 EQUITY INCENTIVE PLAN
In its efforts to attract, motivate and retain highly qualified employees, the Company provides equity-based incentive awards designed to align employee interests with those of stockholders. In this regard, the Board is seeking stockholder approval of the TriNet Group, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), which gives the Company the ability to provide these incentives through issuances of stock, restricted stock, stock options, and other stock-based awards. The 2019 Plan is intended to replace the Company’s existing equity compensation plan, the TriNet Group, Inc. 2009 Equity Incentive Plan (as amended, the “2009 Plan”).
Considerations for the Approval of the 2019 Plan
In designing the 2019 Plan, the Board and the Compensation Committee carefully considered the Company’s anticipated future equity needs, historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares of the TriNet Group, Inc. common stock, $0.000025 par value (collectively, “Shares” and each a “Share”) being requested for authorization under the 2019 Plan pursuant to awards granted after the 2019 Plan’s approval is 2.7 million Shares. If the 2019 Plan is approved by stockholders, the 2019 Plan will replace the 2009 Plan (which is the only equity plan of the Company in place as of the date of this Proxy Statement), and no additional grants will be made under the 2009 Plan. Among the factors considered by the Compensation Committee in determining the share reserve under the 2019 Plan were:

•
Overhang Percentage. As of March 19, 2019, and as set out in the table below, there were 14,392,602 Shares available for future equity awards under the 2009 Plan and approximately 3.1 million Shares subject to outstanding equity awards, which represented approximately 4% of the Company’s Shares outstanding on a fully-diluted basis. These numbers do not include any additional Shares subject to equity awards that might be granted under the 2009 Plan between the date of this Proxy Statement and the Annual Meeting (such as awards in connection with new hires and promotions), although the Company does not anticipate granting awards during this period with an aggregate value of greater than $1.6 million, which would be approximately 26,000 additional Shares, based on our closing trading price on March 19, 2019. The numbers also do not reflect the share pool requested under the 2019 Plan for which the Company is seeking approval.

Number of Stock Options Outstanding	574,233
Weighted Average Exercise Price	13.23
Weighted Average Term (in years)	4.72
Number of Full-Value Stock Awards Outstanding	2,543,515
Number of Shares Remaining for Future Grant:
2009 Plan	14,395,033
Common Shares Outstanding as of March 19, 2019	70,079,747
If approved, the 2.7 million Shares reserved for issuance under the 2019 Plan would, when combined with Shares subject to outstanding equity awards under the 2009 Plan as reflected in the table above, increase the overhang percentage to approximately 7%. As noted above, if the 2019 Plan is approved by stockholders, no additional equity awards will be granted under the 2009 Plan after the date of the Annual Meeting and any future awards will be granted under the 2019 Plan.

•
Historical Equity Award Grant Rate. Over the last three fiscal years, the Company has granted awards covering a total of 4,931,320 Shares. The following table sets forth information regarding awards granted and the annualized grant rate for each of the last three fiscal years:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted	Weighted Average Shares Outstanding	Annualized Grant Rate(1)
2018	—	1,087,141	70,385,639	2%
2017	—	1,562,181	69,175,377	2%
2016	—	2,281,998	70,159,696	3%
(1) The annualized grant rate is calculated as of December 31 of each fiscal year by dividing the number of Shares subject to awards granted in such fiscal year by the weighted average shares outstanding.

•
Anticipated Duration. Based on the Company’s historical and projected grant practices, the Company believes that the 2.7 million Shares reserved for issuance under the 2019 Plan, if approved, will meet the Company’s equity compensation grant needs for approximately three years. However, this depends on the Company’s future grant practices, which could change from time to time depending on the determinations of our Compensation Committee.

If the 2019 Plan is not approved by stockholders, the 2009 Plan will remain in effect in its current form, and the Company will continue to grant equity incentive awards under the 2009 Plan until its expiration on November 17, 2019 or such earlier date as determined by the Board. Following the expiration of the 2009 Plan, the Company will be unable to maintain its current equity grant practices, and therefore will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to the Company’s success.
2019 Plan Corporate Governance Best Practices
The 2019 Plan has been designed to build upon the effectiveness of the 2009 Plan and incorporates additional corporate governance best practices to further align the Company’s equity compensation programs with the interests of stockholders. Some of the corporate governance best practices included in the 2019 Plan are as follows:

✓	No repricings. Repricing of any award is not permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
✓
No evergreen provisions. The 2019 Plan specifies a fixed number of Shares available for future grants and does not provide for any automatic increase based on the number of outstanding Shares of our common stock without stockholder approval.

✓
Clawback of awards. The 2019 Plan provides the Compensation Committee with the authority to subject awards granted under the 2019 Plan to any clawback or recoupment policies that the Company has in effect from time to time.

The following paragraphs summarize the material terms of the 2019 Plan, including the provisions regarding eligibility, the types of awards that may be made, the performance criteria that may be applied to awards. The summary is qualified in its entirety by reference to the full text of the 2019 Plan attached hereto as Appendix A.
General
The 2019 Plan provides for the grants of Options (both Non-Qualified Stock Options and Incentive Stock Options), SARs, Restricted Stock, RSUs, Performance Awards (each as defined in the 2019 Plan) and other cash- and stock-based awards (collectively, “Incentive Awards,” and each an “Incentive Award”) to the Company’s employees, non-employee directors and individual consultants. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards. Compensation payable to Board members in the form of Shares will also be paid from the 2019 Plan.

Stock Subject to the 2019 Plan; Adjustments
The Board has reserved a total of 2.7 million Shares of common stock for issuance under the 2019 Plan. If an Incentive Award is forfeited, canceled, expires, terminates or is otherwise settled in cash without the issuance of Shares, the Shares subject to such awards will become available for future awards under the 2019 Plan. Any Shares withheld in respect of taxes or tendered or withheld to pay the exercise price of Options shall again be available for grant under the 2019 Plan.
In the event the Compensation Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee shall, subject to compliance with Section 409A of the Code (as defined in the 2019 Plan) and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of: (i) the number and type of Shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the 2019 Plan; (ii) the number and type of Shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
Purpose
The purpose of the 2019 Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its stockholders.
Eligibility
The Company’s employees, non-employee directors and individual consultants are eligible to receive awards under the 2019 Plan to the extent the receipt of such awards is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. As of December 31, 2018, there were approximately 3,070 employees, 8 non-employee directors and 150 individual consultants eligible to receive awards under the 2019 Plan. The average number of individuals who received awards under the Company’s 2009 Plan during each of the last three years was approximately 475, although the Compensation Committee reserves the power to make grants more widely in the future. The basis for participation in the 2019 Plan is the Compensation Committee’s decision, in its sole discretion, that an Incentive Award to an eligible participant will further the 2019 Plan’s purposes of motivating and rewarding participants to perform at the highest level and contribute to the Company’s success. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2019 Plan.
Administration
The 2019 Plan is administered by the Compensation Committee, unless another committee is designated by the Board. The Compensation Committee may delegate the authority to grant awards under the 2019 Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)) and (ii) one or more committees of the Board. All decisions of the Compensation Committee are final, conclusive and binding upon all parties.
The Compensation Committee has authority under the 2019 Plan to:

•	designate participants;

•	determine the types of Incentive Awards to grant and the number of Shares to be covered by Incentive Awards

•
determine the terms and conditions of Incentive Awards, whether Incentive Awards may be settled or exercised in cash, Shares, other awards, other property, net settlement or any combination thereof, the circumstances under which Incentive Awards may be canceled, forfeited or suspended, and whether Incentive Awards may be deferred automatically, or at the election of the holder or the Compensation Committee;

•
determine the circumstances in which, and the extent to which, an Incentive Award may be accelerated, exercised, settled, vested, paid or forfeited in the event of a participant’s termination of service;

•
determine whether dividend equivalents will be provided for RSUs and Performance Awards (each as defined in the 2019 Plan), provided that any such dividend equivalents will be subject to the same restrictions and vesting conditions as the underlying Incentive Award;

•	amend the terms of any outstanding Incentive Awards;

•
correct any defect, supply any omission or reconcile any inconsistency in the 2019 Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the 2019 Plan into effect;

•	interpret and administer the 2019 Plan and any instrument or agreement relating to, or Incentive Awards made under, the 2019 Plan;

•
establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine the terms of their engagement, in each case, as it deems appropriate for the proper administration of the 2019 Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

•
make any other determination and take any other action that it deems necessary or desirable to administer the 2019 Plan, in each case, as it deems appropriate for the proper administration of the 2019 Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Stock Options
The 2019 Plan authorizes the grant of Incentive Stock Options and Non-Qualified Stock Options. Incentive Stock Options are Options that satisfy the requirements of Section 422 of the Code. Non-Qualified Stock Options are Options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2019 Plan entitle the grantee, upon exercise, to purchase a specified number of Shares from the TriNet Group, Inc. at a specified exercise price per Share. The Compensation Committee determines the period of time during which an Option may be exercised, the vesting schedule, the method and form by which each Option is to be exercised, and the expiration date of each Option, provided that no Option will be exercisable more than 10 years after the grant date. Incentive Stock Options may be granted only to participants who were employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code) at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the day three (3) months (or, in the case of an employee whose termination of services was due to death or disability, one (1) year) before the date of the exercise of the Incentive Stock Option. Notwithstanding their designation, to the extent that the fair market value of the Shares underlying a participant’s Incentive Stock Options exceeds $100,000 during the calendar year, the excess will be treated as Non-Qualified Stock Options, with such Incentive Stock Options considered in the order in which they were granted. The exercise price per Share covered by an Option will be determined by the Compensation Committee and may not be less than 100 percent of the fair market value of a Share on the date of grant.
Stock Appreciation Rights
The Compensation Committee may grant SARs under the 2019 Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount equal to the number of Shares subject to the portion of the SAR exercised multiplied by the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the exercise or hurdle price of the SAR. Such distributions are payable in cash or Shares, or a combination thereof, as determined by the Compensation Committee. The terms and conditions applicable to Options also apply to SARs.
Restricted Stock
The 2019 Plan also authorizes the grant of Restricted Stock on terms and conditions established by the Compensation Committee, which will include the designation of a restriction period during which the Shares are not transferable and are subject to forfeiture.
Restricted Stock Units
RSUs may be granted subject to terms and conditions as determined by the Compensation Committee. In the case of RSUs, no Shares are issued at the time of grant. Rather, upon the lapse of any applicable vesting schedule and other restriction, an RSU entitles a participant to receive Shares or cash, or a combination thereof, as determined by the Compensation Committee.

Performance Awards
The Compensation Committee may grant Performance Awards to participants subject to terms and conditions as determined by the Compensation Committee. Performance awards may be denominated in cash, Shares or units, or a combination thereof, and may be earned based on the achievement of one or more performance conditions specified by the Compensation Committee. The Compensation Committee will make all determinations regarding the achievement of performance goals. Settlement of Performance Awards will be in cash, Shares, other awards or property, net settlement, or any combination thereof. The Compensation Committee may, in its discretion, increase or reduce the amount of a settlement to be made in connection with a Performance Award.
Other Cash and Stock-Based Awards
The 2019 Plan authorizes the making of other cash- or stock-based awards. The Compensation Committee will establish the terms and conditions applicable to each award.
Change in Control
The 2019 Plan provides that, upon a Change in Control (as defined in the 2019 Plan), the Compensation Committee retains discretion to take one or more of the following actions:

•	continue or assume the Incentive Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or parent;

•
substitute or replace the Incentive Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as the Incentive Award;

•
accelerate the vesting of the Incentive Award and lapse any restrictions thereof and, in the case of a Option or a SAR, accelerate the right to exercise the Incentive Award, in each case upon the participant’s involuntary termination of service (as defined in the 2019 Plan) or the failure of the successor or surviving entity or its parent to continue or assume the Incentive Award;

•
in the case of a Performance Award (as defined in the 2019 Plan), determine the level of attainment of the applicable performance conditions, including waiving the performance conditions applicable to all or any portion of the Performance Award that is not vested as of the date of the Change in Control and providing that the relevant portion of the Performance Award shall vest as of the date specified by the Compensation Committee, subject to the participant’s continuous service with the Company and its affiliates or other such terms and conditions as imposed by the Compensation Committee; and

•
cancel the Incentive Award in consideration of a payment, with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion, subject to certain conditions set forth in the 2019 Plan.

Duration, Amendment and Termination
The 2019 Plan will be effective immediately upon approval by the stockholders of the Company and will automatically terminate on May 9, 2029, if not earlier terminated under the terms of the 2019 Plan. The Board may amend, suspend, discontinue or terminate the 2019 Plan at any time except that no change may be made to the 2019 Plan: (i) without stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange on which the Shares are principally quoted or traded, or (ii) without the consent of the affected participant if such action would materially adversely impact a pending Incentive Award or adversely impact any Incentive Award following a change in control. Accordingly, the Board may generally amend the provisions of the 2019 Plan described in this proposal.
Prohibition on Repricing
Subject to the adjustment provision described above, the Compensation Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of the Company’s stockholders.

Restrictions on Transfer; Deferral
Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution.
Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy, cancel or require reimbursement of any Incentive Awards granted, Shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2019 Plan or the sale of Shares underlying such awards.
Federal Income Tax Information
The following is a general summary of the current federal income tax treatment of Incentive Awards, which are authorized to be granted under the 2019 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.
Incentive Stock Options. A participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below.
The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.
Non-Qualified Stock Options, SARs, RSUs, Performance Awards and Other Stock-based Awards. A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, SARs, RSUs, a Performance Award or a stock award. Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or SAR is exercised, or in the case of RSUs, Performance Awards and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized: (i) in the case of a Non-Qualified Stock Option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (ii) in the case of SARs, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts; and (iii) in the case of RSUs, Performance Awards and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.
Restricted Stock. Unless a participant who receives an award of Restricted Stock makes an election under Section 83(b) of the Code (“Section 83(b) Election”) as described below, the participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) Election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2019 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.
Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of Non-Qualified Stock Options (including Incentive Stock Options that are treated as Non-Qualified Stock Options, as described above), SARs, Restricted Stock, RSUs, Performance Awards and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied. However, the Company may be subject to limits on tax deductibility relating to compensation described herein under certain statutory provisions, including Section 162(m) of the Code.
Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee has in the past, and may in the future, make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.
Accounting Treatment
Under present accounting rules, the grant of Incentive Awards will generally result in a charge against the TriNet Group, Inc.’s earnings, based upon the fair market value of the Incentive Awards at the date of the grant, and the charge will generally be taken over the vesting period of the Incentive Award. However, in the case of SARs intended to be settled in cash, the excess, if any, from time to time of the fair market value of the common stock subject to SARs, over the exercise price of the SARs, will result in a charge against TriNet Group, Inc.’s earnings. The amount of the charge will increase or decrease based on changes in the market value of the common stock and will decrease to the extent SARs are canceled. TriNet Group, Inc. has not issued any SARs to date.
Registration With the SEC
If our stockholders approve the 2019 Plan, we plan to file a registration statement on a Form S-8 with the SEC, as soon as reasonably practicable after such approval, to register the Shares available for issuance under the 2019 Plan.
New Plan Benefits
As described above, the Compensation Committee, in its discretion, will select the participants who receive awards and the size and types of those awards under the 2019 Plan, if the 2019 Plan is approved by our stockholders. Therefore, the awards that will be made to particular individuals or groups of individuals in the future under the 2019 Plan are not currently determinable. Additionally, a new plan benefits table for the 2019 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2019 Plan if the 2019 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2019 Plan will be made at the Compensation Committee’s discretion, subject to the terms of the 2019 Plan.
Equity Compensation Plan Information
The following table presents certain information with respect to our equity compensation plans as of December 31, 2018, as required by Item 201(d) of Regulation S-K under the Exchange Act:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	655,515	$12.9	11,862,997
Equity compensation plans not approved by security holders	---	--	-
Total	655,515	$12.9	11,862,997(1)

(1)
The number of Shares remaining available for future issuance under plans approved by stockholders includes 11,862,997 Shares available for grant in the form of Options, performance grants, Restricted Stock, RSUs, SARs an stock awards pursuant to the 2009 Plan.

Approval of this proposal requires the vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the matter at our 2019 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5

ANNUAL MAXIMUM REMUNERATION FOR THE NON-EMPLOYEE DIRECTORS
OF THE BOARD OF DIRECTORS OF THE TRINET GROUP, INC.
Non-Employee Director Compensation
2017 Non-Employee Director Compensation Policy
With the goal of attracting and retaining experienced, talented individuals to serve on the Company’s Board, on March 10, 2015, the Compensation Committee adopted the TriNet Group, Inc. Non-Employee Director Compensation Policy (as amended and restated on July 17, 2017, the “Director Compensation Policy”). The Director Compensation Policy outlines the forms and amounts of remuneration paid to our non-employee directors. As described therein, non-employee directors receive annual cash retainers, annual grants of RSUs and an additional cash fee for each meeting attended, as follows:

	Chair	Non-Chair Member
Board
Annual Cash Retainer	$ 75,000	$ 50,000
Annual RSU Award (dollar value)	300,000	200,000
Meeting Fee	1,500	1,500
Committees
Audit
Annual Retainer	30,000	15,000
Meeting Fee	1,000	1,000
Compensation
Annual Retainer	30,000	15,000
Meeting Fee	1,000	1,000
Nominating and Corporate Governance
Annual Retainer	15,000	7,500
Meeting Fee	500	500
Meeting fees are payable for attendance in person or by telephone. If the Board meeting and a committee meeting are on the same day, only the Board meeting fee is paid.
Annual RSU awards are granted to our non-employee directors on the date of our first Board meeting each calendar year. Starting in the year ended December 31, 2016, each non-employee director RSU award is to be settled in shares of our common stock and will vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such date.
In addition, each new non-employee director is granted an RSU award upon their initial election or appointment to the Board, with a grant date value of $200,000 to be settled in shares of our common stock (or $300,000, in the case of a new non-employee director to serve as Chair of the Board), multiplied by a fraction, the numerator of which is the number of days that will elapse between the director’s date of initial election or appointment and the first anniversary of the most recent grant of annual RSU awards to our non-employee directors and the denominator of which is 365. These awards will vest in full on the first anniversary of the date of the most recent grant of the annual RSU awards to the non-employee directors, subject to the non-employee director’s continuous service through such date.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Executive officers who serve on the Board, such as Mr. Goldfield, do not receive any additional compensation for their service to the Board, and their compensation is covered in the Compensation Discussion and Analysis section.

Annual Maximum Remuneration for Non-Employee Directors
The Board proposes that the amount of $ 750,000 be approved as the maximum annual amount of compensation for each of our non-employee directors for each calendar year beginning on or after January 1, 2019, through the calendar year beginning on January 1, 2024, or, if earlier, through the last calendar year not covered by a subsequent stockholder approval of a different maximum annual amount of compensation for our non-employee directors. The proposed maximum amount covers all forms of cash, stock and other compensation (other than reimbursements for reasonable out-of-pocket expenses incurred in attending Board and committee meetings). This amount only includes compensation to be paid to non-employee directors; executive officers who serve on the Board of Directors, such as Mr. Goldfield, do not receive any additional compensation for their service to the Board of Directors, and their compensation is covered in the Compensation Discussion & Analysis section.
Approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at our 2019 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 11, 2019, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our Named Executive Officers, or NEOs, as defined in "Compensation Discussion and Analysis" of this Proxy Statement;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Holders (other than Directors and Named Executive Officers):
Atairos Group, Inc.(2)	19,517,847	27.8%
Wellington Management Group LLC(3)	6,556,120	9.4%
The Vanguard Group(4)	5,432,035	7.7%
Cantillon Capital Management LLC(5)	4,500,116	6.4%
Directors:
Michael J. Angelakis(6)	19,517,847	27.8%
Katherine August-deWilde(7)	204,177	*
Martin Babinec(8)	4,057,353	5.8%
H. Raymond Bingham(9)	170,497	*
Paul Chamberlain	28,843	*
Burton M. Goldfield(10)	1,490,342	2.1%
Kenneth Goldman(11)	153,103	*
David C. Hodgson(12)	101,956	*
Wayne B. Lowell(13)	122,424	*
Non-Director Named Executive Officers:
Richard Beckert	66,746	*
Barrett Boston	44,236	*
Edward Griese	29,816	*
Samantha Wellington	11,653	*
Brady Mickelsen	829	*
All executive officers and directors as a group (14 persons)(14)	25,999,822	37.0%

*	Less than one percent.

(1)
This table is based upon information supplied by executive officers, directors and certain principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated in the footnotes to this table, applicable percentages are based on 70,097,201 shares outstanding on March 11, 2019, adjusted as required by rules promulgated by the SEC. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 11, 2019, or issuable upon settlement of restricted stock units and awards within 60 days of March 11, 2019, is deemed to be outstanding for computing the percentage ownership of the person holding these options or restricted stock units and awards and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

(2)
Based on information supplied in a Schedule 13D/A filed with the SEC on February 21, 2019 and a Form 4 filed with the SEC on February 26, 2019 reporting beneficial ownership of (i) 17,691,312 shares directly held by AGI-T, L.P., (ii) 1,814,022 shares directly held by A-A SMA, L.P., (iii) 89 shares issued pursuant to restricted stock units granted to Michael J. Angelakis, which vested on February 5, 2017, (iv) 7,588 shares issued pursuant to restricted stock units granted to Michael J. Angelakis, which vested on February 17, 2018, and (v) 4,836 shares issued pursuant to restricted stock units granted to Michael J. Angelakis, which vested on February 14, 2019. A-T Holdings GP, LLC is the general partner of AGI-T, L.P. Atairos Group, Inc. is the sole member and manager of A-T Holdings GP, LLC and the sole limited partner of AGI-T, L.P. A-A SMA GP, LLC is the general partner of A-A SMA, L.P. Atairos Group, Inc. is the sole member and manager of A-A SMA GP, LLC and the sole limited partner of A-A SMA, L.P. Atairos Partners, L.P. is the sole voting stockholder of Atairos Group, Inc. Atairos Partners GP, Inc. is the general partner of Atairos Partners, L.P. Mr. Angelakis is the Chairperson and Chief Executive Officer of Atairos Group, Inc. and directly or indirectly controls a majority of the voting power of Atairos Partners GP, Inc. Atairos Group, Inc. disclaims beneficial ownership of the securities described in clause (i) - (v) above except to the extent of its pecuniary interest therein. The address of Atairos Group, Inc. is 40 Morris Avenue, c/o Atairos Management, L.P., Bryn Mawr, PA 19010.

(3)
Based on information jointly supplied by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, "Wellington") in a Schedule 13G/A filed with the SEC on February 12, 2019. According to the Schedule 13G/A, Wellington Management Group, LLP, is an investment adviser and the securities are owned by its clients, and Wellington has shared power to vote or direct the vote of up to 3,228,537 shares and shared power to dispose or to direct the disposition of up to 4,995,965 shares as of December 31, 2018. The address of Wellington is 280 Congress Street, Boston, Massachusetts, 02210.

(4)
Based on information supplied by The Vanguard Group ("Vanguard") in a Schedule 13G/A filed with the SEC on February 12, 2019. According to the Schedule 13G/A, Vanguard has sole power to vote or direct the vote of 89,911 shares and sole power to dispose or to direct the disposition of 5,331,628 shares as of December 31, 2018 and Vanguard has shared power to vote or direct the vote of 14,605 shares and shared power to dispose or to direct the disposition of 100,407 shares as of December 31, 2018. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA, 19355.

(5)
Based on information jointly supplied by Cantillon Capital Management LLC, Cantillon Management L.P., Cantillon Inc. and William von Mueffling (collectively, "Cantillon") in a Schedule 13G/A filed with the SEC on February 14, 2019. According to the Schedule 13G/A, Cantillon has shared power to vote or direct the vote of 3,187,088 shares and shared power to dispose or to direct the disposition of 4,260,116  shares, and Mr. von Mueffling has sole power to vote or direct the vote and to dispose or to direct the disposition of an additional 240,000 shares as of December 31, 2018. The address for Cantillon is 40 West 57th Street, 27th Floor, New York, NY 10019.

(6)	Includes the shares described in footnote 2 above. Mr. Angelakis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes 204,177 shares held by DeWilde Family Trust dated June 21, 1990, for which Ms. August-deWilde shares voting and investment power.

(8)
Includes (i) 3,196,196 shares held by Martin and Krista Babinec, Trustees of The Babinec Family Trust, for which Mr. Babinec has sole voting and investment power, (ii) 664,869 shares held by the Babinec 2008 Children’s Trust, for which Mr. Babinec shares voting and investment power, (iii) 164,840 shares held by Babinec Foundation, Inc., for which Mr. Babinec has sole voting and investment power, and (iv) 31,448 shares held by William and Elizabeth Babinec Family Charity Trust, for which Mr. Babinec has sole voting and investment power.

(9)	Includes (i) 155,497 shares owned directly and (ii) 15,000 shares issuable pursuant to stock options exercisable within 60 days after March 11, 2019.

(10)
Includes (i)192,317 shares owned directly, (ii) 238,969 shares issuable pursuant to stock options exercisable within 60 days after March 11, 2019 and (iii) 1,059,056 shares held by Burton M. Goldfield and Maud Carol Goldfield, Trustees of the Burton M. and Maud Carol Goldfield Trust u/a/d 12/6/00, for which Mr. Goldfield shares voting and investment power.

(11)
Includes (i) 87,763 shares held by the Goldman-Valeriote Family Trust dated 11/15/95, for which Mr. Goldman shares voting and investment power, (ii) 32,670 shares held by the 2017 Annuity Trust for Kenneth A. Goldman and (iii) 32,670 shares held by the 2017 Annuity Trust for Susan Valeriote.

(12)	Includes (i) 101,491 shares owned directly and (ii) 465 shares held by Mr. Hodgson's dependent.

(13)
Includes (i) 20,000 shares issuable pursuant to stock options exercisable within 60 days after March 11, 2019 and (ii) 102,424 shares held by the Wayne and Nan Lowell Revocable Trust dated February 2, 1991, for which Mr. Lowell shares voting and investment power.

(14)
Consists of (i) 25,725,853 shares held by the directors and executive officers and (ii) 273,969 shares issuable pursuant to stock options held by such persons that are exercisable within 60 days after March 11, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS
Biographies for our executive officers, other than our Chief Executive Officer, Mr. Goldfield, as of March 20, 2019, appear below. Biographical information with regard to Mr. Goldfield is presented under “Proposal No. 1-Election of Directors” in this Proxy Statement.

Senior Vice President, Chief Financial Officer
Richard Beckert
Richard Beckert, age 57, has served as our Senior Vice President and Chief Financial Officer since May 2017 and as our Senior Vice President of Finance from April 2017 to May 2017. Prior to joining us, he served as the Executive Vice President and Chief Financial Officer at CA Technologies, a large software corporation, from May 2011 to July 2016.  Earlier at CA Technologies, Mr. Beckert served as Senior Vice President and Corporate Controller from 2008 to 2011 and Senior Vice President of Strategic Pricing from 2006 to 2008. Before joining CA, Mr. Beckert spent more than two decades at IBM, a multinational information technology company, in various leadership positions, including Division Controller of the Data Management division and of the Lotus division, Director of Financial Operations for IBM Americas Software and as the Director of World Software Pricing. Mr. Beckert holds a B.S. in Finance Administration from Northeastern University.

Senior Vice President, Chief Revenue Officer
Barrett Boston
Barrett Boston, age 46, has served as our Senior Vice President and Chief Revenue Officer since October 2017. Prior to joining us, he served as Executive Vice President at TravelClick, a global leader in cloud software solutions for the hospitality industry, from January 2017 to July 2017. Earlier at TravelClick, he served as President of the Americas from January 2015 to December 2016. Before joining TravelClick, Mr. Boston held various leadership positions at IBM, a multinational information technology company, over a 12-year period, including Vice President of IBM’s Big Data and Analytics software unit from January 2014 to January 2015, Vice President of Global Competitive Strategy from 2012 to 2014, and Director of global database sales from 2010 to 2012. Mr. Boston holds a B.A. in Economics from Duke University and a Master’s degree in Business Administration from Harvard Business School.

Senior Vice President, Insurance Services
Edward Griese
Edward Griese, age 56, has served as our Senior Vice President of Insurance Services since February 2016. Prior to joining us, he served as interim Chief Executive Officer of MediGold, a not-for-profit Medicare Advantage health plan serving Medicare beneficiaries in Ohio, from November 2015 to February 2016. Before joining MediGold, Mr. Griese served as President and Chief Executive Officer of Health First Health Plans, Inc., a subsidiary of Health First, Inc., providing multiple commercial and Medicare health plans for Health First’s fully integrated health system in Central Florida, from January 2014 to September 2015. Prior to Health First, Mr. Griese was Managing Director and Partner of Alvarez & Marsal, a leading global professional services firm focused on performance improvement and business advisory services, from 2012 to 2014. From 2004 to 2012, Mr. Griese worked for Munich Re Group, one of the world’s largest reinsurers, in various roles, most recently as President of Munich Health North America. Mr. Griese also served on the board of directors of Munich Re America (part of Munich Re Group). Mr. Griese also held executive positions for Cigna International, a global health insurance services company and UnitedHealthcare International, a provider of health solutions for globally mobile employees, based in Munich. Mr. Griese holds a B.A. in Accounting from Gustavus Adolphus College.

Senior Vice President and Chief Operating Officer
Olivier Kohler
Olivier Kohler, age 56, has served as our Senior Vice President and Chief Operating Officer since March 2019 and as our Senior Vice President and Chief Operations Officer since April 2018. Prior to joining us, Mr. Kohler served as Chief Operating Officer at Bridgewater Associates, an investment management firm, from January 2016 to July 2017. Prior to this, Mr. Kohler served as Chief Administrative Officer and Senior Vice President at Cisco Systems, a worldwide technology company, from November 2010 to December 2015. Before joining Cisco Systems, Mr. Kohler served in various roles of increasing responsibility over the course of nearly 28 years at Hewlett Packard, a multinational information technology company, most recently as Global Head of Enterprise Strategic Alliances. Mr. Kohler holds degrees in Accounting & Computer Science, as well as Business Management, from École Supérieure de Commerce in Switzerland.

Senior Vice President, Chief Legal Officer and Secretary
Samantha Wellington
Samantha Wellington, age 41, has served as our Senior Vice President, Chief Legal Officer and Secretary since November 2018 and previously served as our Vice President and Associate General Counsel from October 2016 to November 2018. Prior to joining us, Ms. Wellington held various senior legal positions at Oracle Corporation, a multinational computer technology corporation, over a 12-year period, including Managing Counsel for Oracle’s Corporate, Securities & Acquisitions Legal Team from January 2009 to October 2016 and Senior Legal Counsel for Oracle’s Asia Pacific and Japan division from November 2005 to January 2009. She also served Oracle’s interests on the board of directors of Oracle’s publicly traded subsidiaries in Japan and India from June 2013 to October 2016, and from April 2013 to October 2016, respectively. Ms. Wellington holds both a Bachelor of Creative Arts and a Bachelor of Laws from Wollongong University, as well as a Master of Laws in Communication and Technology Law from the University of New South Wales. She is admitted to practice law in both NSW, Australia and California, USA.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers
This Compensation Discussion and Analysis (the "CD&A") describes our executive compensation philosophy, policies objectives and practices during 2018, the material elements of our executive compensation program, and the executive compensation decisions made by the Compensation Committee of our Board (the “Compensation Committee”) in 2018 and the key factors that contributed to those decisions. This discussion focuses primarily on the compensation of our named executive officers (our “NEOs”) in 2018, but also includes important compensation changes approved for our senior executives generally in 2018. For the year ended December 31, 2018, our NEOs were:

Name	Title
Burton M. Goldfield	President and Chief Executive Officer (“CEO”) (our principal executive officer)
Richard Beckert	Senior Vice President and Chief Financial Officer (“CFO”) (our principal financial officer)
Barrett Boston	Senior Vice President and Chief Revenue Officer
Edward Griese	Senior Vice President, Insurance Services
Samantha Wellington(1)	Senior Vice President, Chief Legal Officer and Secretary
Brady Mickelsen(2)	Former Senior Vice President, Chief Legal Officer and Secretary

(1)	Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary of the Company, effective November 19, 2018.

(2)
Mr. Mickelsen resigned as our Senior Vice President, Chief Legal Officer and Secretary of the Company in November 2018, but remained employed under his transition agreement as Vice President through December 31, 2018. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

These NEOs, together with the other members of our senior executive management whose compensation is determined by our Compensation Committee, are referred to as (our “Senior Executive Management”).
Compensation Philosophy and Objectives
Our Compensation Committee regularly reviews the elements of the individual compensation packages for our Senior Executive Management. When making its compensation decisions for our Senior Executive Management, our Compensation Committee takes into consideration our Company’s performance for prior years, competitive market data, our CEO's recommendations, with the exception of his own compensation, as well as the additional factors described in “Oversight and Design of our Compensation Program - Role of Compensation Committee” below.
Our Senior Executive Management compensation program is designed to achieve the following objectives:

•
Attract, Retain and Motivate. Attract and retain highly talented and experienced executives who possess the knowledge, skills, and leadership that are critical to our success and motivate those executives to achieve our strategic business objectives and uphold our core values;

•
Promote Teamwork and Individual Performance. Promote executive teamwork through shared strategic goals, while also recognizing and rewarding the unique role each executive officer plays in our success by measuring individual performance;

•	Link Compensation with Performance and Strategic Goals. Tie executive compensation to overall Company performance and the achievement of strategic goals; and

•	Align Executive and Stockholder Interests. Align the long-term interests and objectives of our executives with those of our stockholders.

Our Compensation Committee regularly reviews our Senior Executive Management compensation program to ensure that the program’s components continue to align with the above objectives and that the program is administered in a manner consistent with our established compensation policies and philosophy.
Executive Compensation Policies and Practices
The Compensation Committee oversees our executive compensation program, policies and practices. These policies and practices, which are designed to link compensation and performance and either minimize or prohibit behaviors that are not aligned with our stockholders’ long-term interests, are as follows:

	What We Do		What We Don’t Do
☑
Pay for Performance. In 2018, 53% of the target total direct compensation for our CEO was performance-based. In 2018, an average of 52% of the target total direct compensation for our other NEOs was performance-based. For more details, see the charts at "- Compensation Elements - Compensation Mix".
		☒	No Guaranteed Salary Increases or Bonuses. Our Senior Executive Management is not guaranteed salary increases or bonuses for any year.
☑	Independent Advisors. Since 2012, the Compensation Committee has engaged Compensia to provide analysis, advice and guidance on executive compensation matters.	☒
No Hedging, Pledging or Short Sales. Our employees, executive officers and directors are prohibited from making put or call options or short sales of Company securities, engaging in hedging transactions involving Company securities, and pledging Company securities as collateral for a loan.

☑	Independent Committees. Each of our Board committees is comprised solely of independent directors.	☒	No Excise Tax Gross-ups. Our Senior Executive Management does not receive tax “gross-ups” in connection with severance or change in control arrangements.
☑
Annual Peer-Based Review. The Compensation Committee, assisted by Compensia, annually reviews our executive compensation program against the competitive market using a group of peer companies as a reference.
		☒	No Pension Plans. Our Senior Executive Management is not entitled to pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans.
☑	Stock Ownership Guidelines. In 2017, our Board adopted equity ownership guidelines for our officers subject to Section 16 of the Exchange Act and the members of our Board.	☒	No Supplemental Executive Retirement. Our Senior Executive Management is not entitled to supplemental executive retirement benefits.
☑
Compensation Recovery ("Clawback") Policy. In 2017, our Board adopted a compensation recovery (“clawback”) policy under which we may seek reimbursement of cash incentive payments made to our NEOs and other current and former officers subject to Section 16 of the Exchange Act in certain circumstances.
		☒	No "Single-trigger" Change in Control Provisions. Our change in control benefits and plans are based on a “double-trigger” arrangement.

Oversight and Design of our Compensation Program
Role of Compensation Committee
The Compensation Committee oversees our Senior Executive Management compensation and benefit programs, administers our equity compensation plans, and annually reviews and approves the compensation decisions affecting our Senior Executive Management, with the assistance of its independent compensation consultant, Compensia.

In making its 2018 Senior Executive Management compensation decisions, the Compensation Committee considered the following factors:

•	the compensation analysis provided by Compensia, including relevant competitive market data;

•	the recommendations of our CEO (except with respect to his own compensation);

•	our corporate growth and other elements of financial performance;

•	the individual achievement of each Senior Executive Management team member against their management objectives;

•	performance levels, including consistent exceptional performance;

•	retention risk;

•	the expected future contribution of the individual Senior Executive Management team member;

•	internal pay equity based on the impact on our business and performance;

•	the Senior Executive Management team member’s existing equity awards and stock holdings; and

•	the potential dilutive effect of new equity awards on our stockholders.
The Compensation Committee considered these factors both when making decisions with respect to individual pay elements and with respect to total compensation opportunities. The Compensation Committee has not adopted artificial limits with respect to any compensation component and will continue to strive to create compensation terms as needed to attract and retain executive talent to the Company. The Compensation Committee does not weight these factors in any predetermined manner, nor does it apply any formulas in making its compensation decisions. The members of the Compensation Committee consider these factors in light of their individual experience, knowledge of the competitive market, knowledge of our Senior Executive Management and business judgment in making decisions regarding executive compensation and our Senior Executive Management compensation program.
The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company’s website at http://investor.trinet.com/company/investors-relations/governance/documents-charters/default.aspx. The Compensation Committee held four meetings during 2018.
Role of Management
Our CEO works closely with the Compensation Committee in determining the compensation of our Senior Executive Management (other than his own). Our CEO reviews the performance of the other Senior Executive Management (other than his own) and shares those evaluations with the Compensation Committee and its compensation consultant, Compensia, and then makes recommendations for each element of compensation.

Our CEO also works with our Chief Financial Officer, Chief Legal Officer and Senior Vice President, Human Resources, to recommend the structure of our long-term incentive programs, to identify and develop corporate and individual performance objectives for such plans, and to evaluate actual performance against the selected objectives. Our CEO also makes recommendations on new hire compensation packages for potential new executives.
The Compensation Committee solicits and considers our CEO’s recommendations and uses these recommendations as one of several factors in making its decisions with respect to the compensation of our Senior Executive Management. In all cases, the final decision on NEO compensation is made by the Compensation Committee. Moreover, no NEO or other employee participates in the determination of the amounts or elements of such individual’s own compensation.
At the request of the Compensation Committee, our CEO typically attends a portion of each Compensation Committee meeting, including meetings at which the Compensation Committee’s compensation consultant is present.
Role of the Compensation Consultant
The Compensation Committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the Compensation Committee.
In 2018, the Compensation Committee engaged Compensia to assist it in connection with its review, analysis, and determinations with respect to the compensation of our Senior Executive Management. The nature and scope of the services provided to the Compensation Committee by Compensia in 2018 were as follows:

•	assisted in refining our overall compensation strategy and design of the annual and long-term incentive compensation plans;

•	evaluated the efficacy of our compensation policies and practices in supporting and reinforcing our long-term strategic goals;

•	provided advice with respect to compensation best practices and market trends;

•	evaluated our compensation peer group to be used in the development of competitive compensation levels and practices;

•	provided competitive market data and analysis relating to the compensation of our senior personnel, including our NEOs;

•	evaluated our severance and change in control arrangements;

•	evaluated the competitiveness of our executive and non-employee director compensation programs;

•	provided ad hoc advice and support throughout the year; and

•	assisted with the development of our executive compensation-related disclosure in consultation with our legal advisors.
The Compensation Committee may replace any of its advisors or hire additional advisors at any time. Representatives of Compensia attend meetings of the Compensation Committee, as requested, and communicate with the Compensation Committee Chair and with management as circumstances warrant. All Senior Executive Management compensation decisions, however, are made by the Compensation Committee. For further discussion regarding evaluation of our compensation consultant independence evaluation process, please see "Information Regarding Committees of the Board of Directors - Compensation Committee" above.

Use of Competitive Market Data
To aid in the evaluation of our executive compensation program, the Compensation Committee, assisted by Compensia, has developed a compensation peer group which is used to assess the competitive market for executive talent. In selecting our peer group, the Compensation Committee, with the input of our independent compensation consultant, identified companies that it believed were comparable to us, taking into consideration the size of each company (based primarily on revenues and market capitalization) and the following additional factors:

•	the comparability of the company’s business model;

•	the company’s business services focus;

•	the comparability of the company’s organizational complexities and growth attributes; and

•	the comparability of the company’s operational performance.

The Compensation Committee approved the following group of peer companies in October 2017 to aid in the evaluation of our 2018 Senior Executive Management compensation program. The selected companies had revenues ranging from approximately $1.6 billion to approximately $4.2 billion and market capitalizations ranging from approximately $1.3 billion to approximately $11.8 billion.

American Equity Investment	Insperity
Blackhawk Network Holding	MAXIMUS
Broadridge Financial	Primerica
Cadence Design Systems	Square
CNO Financial Group	SS&C Technologies
Convergys	Synopsys
CoreLogic	Vantiv
FTI Consulting
As part of this process, the Compensation Committee removed Mentor Graphics, Fair Isaac and PTC from the prior year’s peer group as they no longer were deemed to be suitable peers based on the foregoing selection criteria or because they had been acquired.
The Compensation Committee believes that the evaluation of information regarding the compensation practices at other companies is useful as a reference point for its compensation decisions in two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual compensation elements and of our overall compensation packages. As noted under the headings “Compensation Philosophy and Objectives” above, its review of competitive market data is only one of several factors that the Compensation Committee considers, in making its decisions with respect to the compensation of our Senior Executive Management. For instance, in addition to peer group data, the Compensation Committee also reviews compensation survey data for some of its executive positions.

Compensation Elements
Our Senior Executive Managementcompensation program consists primarily of three elements: base salary, annual cash incentive compensation, and long-term equity incentive awards, as described in the following table:

Compensation Element	Purpose	Key Features
Base salary	Provides a competitive level of fixed compensation based on the market value of the position. Rewards experience and expected future contribution.	Established based on competitive comparisons, level of responsibility and the facts and circumstances of each executive officer and each individual position.
Annual Cash Incentives	Motivates achievement of pre-established short-term Company and individual performance objectives.	Actual payment is at-risk and varies based on the achievement of pre-established, short-term Company and individual performance objectives.
Long-Term Time-Based Equity Awards (RSU or time-based restricted stock awards ("RSAs"))	Attract and retain executive officers and align their interests with the long-term market value of our common stock.	Granted annually, these awards vest over four years, to achieve our retention objectives. Actual payment varies based on the market price of our common stock.
Long-Term Performance-Based Equity Awards (performance-based restricted stock units "(PSUs") and performance-based restricted stock awards ("PRSAs")	Motivates achievement of long-term, strategic Company performance objectives.	Actual payment occurs over multiple years, is at-risk and varies based on the achievement of long-term, strategic Company performance objectives.
Our Senior Executive Management participates in Company-wide employee benefit plans that are generally consistent with or available to our other U.S. employees. Our Senior Executive Management are also eligible for severance and double-trigger change in control severance payments and benefits, as described under the heading “Potential Payments upon Termination or Change in Control” below.

Compensation Mix
Our Senior Executive Management compensation program is designed to align the interests of our Senior Executive Management with those of our stockholders. As a result, a large percentage of the target total direct compensation of our executives is in the form of long-term equity awards and annual cash incentive awards and, thus, is variable and "at risk." These awards are tied to the achievement of Company-wide financial objectives and individual performance goals. We believe these performance goals and objectives correlate with long-term stockholder value creation. This allows us to incentivize and reward our Senior Executive Management for achieving and/or exceeding strategic Company goals and financial objectives, while ensuring that a significant portion of compensation remains variable and “at risk” in the event that our strategic and financial goals are not achieved or as a result of our stock price performance.
The following table shows the 2018 compensation mix for the target total direct compensation of our CEO and NEOs in 2018. For this purpose, the compensation mix at target includes (i) base salary for 2018; (ii) 2018 annual cash incentive at target; (iii) grant date value of RSUs or RSAs granted in 2018; and (iv) grant date value at target of PRSAs granted in 2018.

Name	Base Salary ($)(1)	Annual Cash Incentive Award @ Target ($)	2018 RSU/RSA Grant ($)	2018 PRSA Grant @ Target ($)	Total @ Target Compensation ($)
Burton M. Goldfield	825,000	1,238,000	2,000,001	2,000,001	6,063,002
Richard Beckert	530,000	530,000	550,038	550,038	2,160,076
Barrett Boston	425,000	475,000	250,000	800,038	1,950,038
Edward Griese	390,000	273,000	300,038	300,038	1,263,076
Samantha Wellington	400,000	152,000(2)	1,700,037(3)	N/A(4)	2,252,037
Brady Mickelsen	430,000	300,000	375,024	375,024	1,480,048

(1)
Base salaries were effective as of April 1, 2018 with the exception of Ms. Wellington, whose base salary is presented as of November 19, 2018, the effective date of her promotion and appointment as our Senior Vice President, Chief Legal Officer and Secretary of the Company.

(2)
Per Ms. Wellington's employment agreement with the Company, dated November 19, 2018, her target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(3)
Includes the annual "refresh" award Ms. Wellington received in her prior role as Vice President and Associate General Counsel with a grant date value of $200,000. Further, as a new hire in November 2018, Ms. Wellington received a one-time new hire RSU award that was larger than the typical time-based equity award she would have received as part of our annual "refresh" award program.

(4)
Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary effective November 19, 2018; pursuant to her related employment agreement with the Company, she was not eligible for a performance-based equity award until 2019.

The following charts show the 2018 compensation mix for our CEO, and the average 2018 compensation mix for our other NEOs (excluding Ms. Wellington) in each case assuming target achievement under our annual cash incentive plan and including only the grant date value of equity awards actually granted during 2018. Ms. Wellington has been excluded from the charts because she was promoted and appointed into her current role in November 2018 and, as a result, did not receive a performance-based equity award in 2018.

2018 Compensation Mix at Target

CEO

14%
33%
33%
20%
53% Performance-based pay
Base Salary
Long-Term Performance-based Equity
Annual Cash Incentive
Long-Term Time-based Equity

Average NEO

22.0%
26%
23%
29%
52% Performance-based pay
Base Salary
Long-term Performance-based Equity
Annual Cash Incentive
Long-term Time-based equity

Pay for Performance in 2018
One of the key goals of our executive compensation program is to tie executive compensation to overall Company performance and the achievement of strategic goals.
In 2018, our operational achievements included:

•	Continuing to invest in our efforts to enhance our clients' experience through operational and process improvements,

•	Launching a marketing and branding campaign in September 2018 to improve our brand awareness and enhance our sales efforts,

•	Launching TriNet Professional Services, our sixth vertical product,

•	Completing the migration of existing clients from our legacy SOI platform onto our single technology platform,

•	Continuing to benefit from changes for one of our health insurance carrier contracts, where we converted from a guaranteed-cost to risk-based plan in late 2017,

•	Investing corporate funds and enhancing our investment strategy to generate interest income which improved our future interest income, net income, and our Adjusted EBITDA, accordingly,

•	Refinancing our term loans during the second quarter of 2018, and

•	Continuing to invest in improving our internal control environment to support our ongoing compliance with the requirements of the Sarbanes-Oxley Act of 2002 (SOX).
These operational achievements drove the financial performance improvements noted below in 2018 when compared to the prior year:

$3.5B		$251M		$893M
Total revenues		Operating income		Net Service Revenue *
7%	increase	15%	increase	10%	increase

$192M		$2.65		$218M
Net income		Diluted EPS		Adjusted Net income *
8%	increase	6%	increase	53%	increase

* Non-GAAP measure. These measures are also defined and reported in our Annual Report on Form 10-K. In addition, for the definition of Net Service Revenue, see the section titled "2018 Annual Cash Incentive Plan Performance Objectives" below.

Our results for worksite employees ("WSEs") and payroll and payroll tax payments in 2018 when compared to the prior year were:

325,616	317,104		$37.7B
Total WSE	Average WSE		Payroll and payroll tax payments
Flat	2%	reduction	1%	increase
We experienced a decline in Average WSEs (defined as average monthly WSEs paid during the period) during 2018 as compared to 2017 primarily due to client attrition, including attrition from our Main Street vertical due to our planned migration of our Main Street clients from our legacy (SOI) platform onto our single technology platform, partially offset by growth in our other verticals.

The compensation of our NEOs was aligned with this performance. Specifically, our:

•	2018 annual cash incentive plan (the "2018 Executive Bonus Plan") payout to our CEO was above target at 112%;

•	2018 Executive Bonus Plan average payout to our other NEOs was at approximately 98% of target;

•
Net Service Revenues annual growth rate (“Revenue Growth Rate”) of 10% exceed target and the annual growth rate in Income before provision for income taxes (“Pre-Tax Income Growth Rate”) of 21% exceeded the maximum level for the 2018 performance period under our 2018 PRSAs. This level of performance resulted in participants earning 191% of their respective target number of shares under the PRSAs (50% of the earned equity will vest on December 31, 2019 and 50% will vest on December 31, 2020, subject to the participant’s continuous service through each date).

2018 Executive Bonus Plan Performance
Net Service Revenues and Adjusted EBITDA are non-GAAP financial measures that we use to measure performance under the 2018 Executive Bonus Plan. For the definition of these measures, see the section titled "2018 Annual Cash Incentive Plan Performance Objectives" below. These measures are also defined and reported in our Annual Report on Form 10-K (our "Form 10-K").
The following graphs show our actual achievement against the performance targets under our 2018 Executive Bonus Plan.

2018 Executive Bonus Plan Performance

2018 Performance-based Restricted Stock Award Performance
The following graph shows our achievement against the Net Service Revenues annual growth rate (“Revenue Growth Rate”) target and annual growth rate in Income before provision for income taxes (“Pre-Tax Income Growth Rate”) target for the 2018 performance period under our 2018 PRSAs.

2018 PRSA Performance

2018 Performance-based Compensation Summary
Based on the 2018 results above, and with respect to the cash incentive awards, the achievement of our Company's corporate financial goals and certain individual goals resulted in our NEOs receiving the following payments as a percentage of their 2018 targets under our performance-based compensation programs:

Name	2018 Cash Incentive Award as % of Target	Actual Shares Earned for 2018 as % of 2018 PRSA Target (1)
Burton M. Goldfield	112%	191%
Richard Beckert	111%	191%
Barrett Boston	91%	191%
Edward Griese	96%	191%
Samantha Wellington	99%(2)	N/A(3)
Brady Mickelsen	94%(4)	191%(5)

(1)
Represents shares earned based on Company performance for the 2018 performance period under our 2018 PRSAs as a percentage of the target level. Our 2018 PRSAs have a single performance period from January 1, 2018 to December 31, 2018, and, to the extent earned, vest 50% on December 31, 2019 and 50% on December 31, 2020, subject to continuous service through each date.

(2)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(3)
Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary in November 2018, and pursuant to her related employment agreement with the Company she was not eligible for a performance-based equity award until 2019.

(4)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned will be determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

(5)
Pursuant to Mr. Mickelsen's transition agreement with the Company, he was entitled to the shares underlying unvested equity awards that would have otherwise vested through and including December 31, 2019. With respect to the PRSAs, 50% of the actual shares earned was scheduled to vest on December 31, 2019. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

2018 Total Direct Compensation Highlights
The following table shows the “total direct compensation” for our NEOs in 2018 and reflects the key compensation decisions made during 2018 or based on 2018 performance. For this purpose, "total direct compensation" includes (i) actual base salary earned for 2018; (ii) annual cash incentive paid based on 2018 performance; (iii) the grant date value of time-based RSUs or RSAs granted during 2018; and (iv) value of PRSAs earned by our NEOs based on the 2018 performance period pursuant to our 2018 PRSAs:

Name	Actual Base Salary ($)	Annual Cash Incentive Award ($)	RSUs/ RSAs Granted ($)(1)	Shares Earned under 2018 PRSA ($)(2)	2018 Total Compensation ($)
Burton M. Goldfield	808,750	1,384,000	2,000,001	3,366,907	7,559,658
Richard Beckert	522,500	586,000	550,038	925,962	2,584,500
Barrett Boston	425,000	433,000	250,000	1,346,805	2,454,805
Edward Griese	384,500	263,000	300,038	505,120	1,452,658
Samantha Wellington	270,398	150,000(3)	1,700,037(4)	N/A(5)	2,120,435
Brady Mickelsen	434,370	281,000(6)	375,024	315,674(7)	1,406,068

(1)
Represents the grant date value, based on the closing price of our common stock on the New York Stock Exchange ("NYSE"), of RSUs and RSAs granted in 2018, which account for the RSU or RSA portion of the Stock Award column of the “Summary Compensation Table” of this Proxy Statement.

(2)
Represents the value, based on the closing price of our common stock on the NYSE as of December 31, 2018, or $41.95, of the actual number of shares earned for the performance period (January 1, 2017 to December 31, 2017) under our 2018 PRSAs. The amounts in this table differ from those in our “Summary Compensation Table” of this Proxy Statement because that table discloses the grant date value of the PRSAs at their target performance level rather than the value of the shares actually earned in the performance period based on the closing pricing on December 31, 2018.

(3)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(4)
Includes the annual "refresh" award Ms. Wellington received in her prior role as Vice President and Associate General Counsel with a grant date value of $200,000. Further, In connection with her appointment as our Senior Vice President, Chief Legal Officer and Secretary in November 2018, Ms. Wellington received a one-time new hire RSU award that was larger than the typical time-based equity award she would have received as part of our annual "refresh" award program.

(5)
As Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary effective November 19, 2018; pursuant to her related employment agreement with the Company, she was not eligible for a performance-based equity award until 2019.

(6)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned was determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

(7)
Pursuant to Mr. Mickelsen's transition agreement with the Company, he was entitled to the shares underlying unvested equity awards that would have otherwise vested through and including December 31, 2019. With respect to the PRSAs, 50% of the actual shares earned was scheduled to vest on December 31, 2019. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

For more information on the executive compensation for our NEOs in 2018, see “ - 2018 Executive Compensation” below.
2018 Executive Compensation
Base Salary
Base salaries for our NEOs in 2018 and 2017 were:

Name	2018 Base Salary ($)(1)	2017 Base Salary ($)(1)	Percentage Increase (%)
Burton M. Goldfield	825,000	760,000	9%
Richard Beckert	530,000	500,000	6%
Barrett Boston(2)	425,000	425,000	N/A
Edward Griese	390,000	368,000	6%
Samantha Wellington(3)	400,000	240,000	N/A
Brady Mickelsen	430,000	420,000	2%

(1)	Amount reflects annualized base salary effective as of April 1 with the exception of Ms. Wellington with respect to her 2018 base salary.

(2)	Mr. Boston joined the Company in October 2017 and therefore did not receive an increase in base salary for 2018.

(3)
For 2017, reflects Ms. Wellington's base salary in her prior role as Vice President and Associate General Counsel. For 2018, reflects Ms. Wellington's base salary after her promotion and appointment as our Senior Vice President, Chief Legal Officer and Secretary of the Company, effective November 19, 2018.

We seek to pay market-competitive base salaries to attract and retain a stable executive team and ensure that our executives receive a fixed base level of compensation. Base salaries are initially set through arm’s-length negotiation at the time of hiring, taking into account level of responsibility, qualifications, experience, prior salary level and competitive market information. Base salaries for our NEOs are then reviewed and adjusted annually by the Compensation Committee. The base salaries of the continuing NEOs were determined by the Compensation Committee after considering the factors set forth under "Oversight and Design of our Compensation Program - Role of the Compensation Committee" below. Ms. Wellington's 2018 base salary was determined through arm’s-length negotiations in connection with her promotion to Chief Legal Officer.

Annual Cash Incentive Compensation
The target and actual annual cash incentive payouts for our NEOs for 2018 under the 2018 Executive Bonus Plan were:

Name	2018 Target Annual Cash Incentive Opportunity ($)	2018 Target Annual Cash Incentive Opportunity as % of Base Salary	2018 Actual Annual Cash Incentive Award ($)	2018 Actual Annual Cash Incentive Award as a % of 2018 Pro-rated Target Opportunity
Burton M. Goldfield	1,238,000	150%	1,384,000	112%
Richard Beckert	530,000	100%	586,000	111%
Barrett Boston	475,000	112%	433,000	91%
Edward Griese	273,000	70%	263,000	96%
Samantha Wellington(1)	152,000	N/A	150,000	99%
Brady Mickelsen(2)	300,000	70%	281,000	94%

(1)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(2)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned was determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

We use annual cash incentives to motivate our executives to achieve our short-term financial and operational objectives and individual performance goals, while making progress towards our longer-term growth and strategic goals. The amount of cash incentive awards our NEOs earn under our plan is "at-risk" and variable based on our achievement against these objectives.
2018 Annual Cash Incentive Plan Performance Objectives
During the first quarter of each year, the Compensation Committee selects the financial performance measures and sets the target levels for those measures and approves new individual and strategic performance goals to properly incentivize our Senior Executive Management, including our NEOs, to achieve key business objectives for the year and create long-term value for the Company’s stockholders. In early 2018, the Compensation Committee established the financial performance objectives and management business objectives ("MBOs") for our NEOs under our 2018 Executive Bonus Plan. As described in more detail below, the actual cash incentive award payouts for 2018 were based on our actual achievement against these financial objectives and MBOs.
The financial performance measures under our 2018 Executive Bonus Plan were Net Service Revenues and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), and the target performance levels for these measures were as follows:

Financial Objective	Target
Net Service Revenues	$868 million
Adjusted EBITDA	$316 million
No bonus was payable to our executives under our 2018 Executive Bonus Plan if we achieved Adjusted EBITDA of less than $234.75 million.
Net Service Revenues and Adjusted EBITDA are non-GAAP financial measurements that are calculated by applying the following adjustments to our applicable GAAP financial measures:

Financial Objective	Definition
Net Service Revenues	Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
Adjusted EBITDA	Net income, excluding the effects of: income tax provision, interest expense, depreciation, amortization of intangible assets, and stock-based compensation expense.
In addition to the above financial performance objectives, MBOs for each of our NEOs were established as part of our 2018 Executive Bonus Plan. Our MBOs may be quantitative or qualitative goals, depending on the organizational priorities for a given year, and typically focus on key departmental or operational objectives or functions. Most of the MBOs are intended to provide a set of common objectives that facilitate collaborative management and engagement, although our NEOs may also be assigned individual goals. However, even if financial objectives or MBO objectives, or both, are met, the Compensation Committee may determine to reduce or not pay cash incentive awards through its exercise of negative discretion depending on overall Company performance or individual performance.
The Compensation Committee established the following common MBOs for our NEOs under our 2018 Plan:

•	Achieve financial plan

•	Deliver outstanding client experience

•	Deliver industry leading platform and differentiated vertical products

•	Achieve operational excellence and scale
Weighting of 2018 Executive Bonus Plan Performance Objectives and Award Scale
The Compensation Committee considered Company-wide financial performance, as well as departmental and individual achievement, in assigning the weighting below to the target annual cash incentive award opportunities for our NEOs for under our 2018 Executive Bonus Plan:

	Financial Objectives		Strategic Performance
Name	Net Service Revenue	Adjusted EBITDA	MBOs
Burton M. Goldfield	37.5%	37.5%	25%
Richard Beckert	37.5%	37.5%	25%
Barrett Boston	25%	25%	50%
Edward Griese	25%	25%	50%
Samantha Wellington(1)	N/A	N/A	N/A
Brady Mickelsen(2)	25%	25%	50%

(1)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(2)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned was determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

Payouts under our 2018 Executive Bonus Plan could scale between 0% and 200% of an NEOs target cash incentive award opportunity as follows: Net Service Revenue - For every 1.0% above or below the target performance level, payouts scaled by 6.67%; and Adjusted EBITDA - For every 1.0% above or below target performance level, payouts scaled by 4.0%. The following table shows the threshold, target and maximum performance levels (and the associated potential award) under our 2018 Executive Bonus Plan:

Name	% of Net Service Revenue Target	Award %	% of Adjusted EBITDA Target	Award %
Threshold	85%	0%	75%	0%
Target	100%	100%	100%	100%
Max	115%	200%	125%	200%
Achievement and Actual Awards under Our 2018 Cash Incentive Plan
In February 2019, the Compensation Committee determined that our actual achievement with respect to the financial objectives under our 2018 Executive Bonus Plan was as follows:

Financial Objective	2018 Target	2018 Actual	% of Target
Net Service Revenues	$868 million	$893 million	103%
Adjusted EBITDA	$316 million	$347 million	110%
Based on these results, and after evaluation and review of our NEOs' respective performance against their individual MBOs, the Compensation Committee determined that the 2018 goals had been attained at the following percentage levels for each of our NEOs and approved the following annual cash incentive payouts:

Name	Net Service Revenue Target Weight	Net Service Revenue Achievement as % of Target	Adjusted EBITDA Target Weight	Adjusted EBITDA Achievement as % of Target	MBO Target Weight	MBO Achievement as % of Target(1)	Total 2018 Actual Cash Incentive Award	% of Prorated 2018 Target Incentive
Burton M. Goldfield	37.5%	103%	37.5%	110%	25%	65%	1,384,000	112%
Richard Beckert	37.5%	103%	37.5%	110%	25%	60%	586,000	111%
Barrett Boston	25%	103%	25%	110%	50%	55%	433,000	91%
Edward Griese	25%	103%	25%	110%	50%	65%	263,000	96%
Samantha Wellington(1)	N/A	N/A	N/A	N/A	N/A	N/A	150,000	99%
Brady Mickelsen(2)	25%	103%	25%	110%	50%	60%	281,000	94%

(1)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(2)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned was determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

2018 Long-Term Equity Incentive Awards
The Compensation Committee believes that equity compensation is integral to aligning the long-term interests of our Senior Executive Management with those of our stockholders. The Compensation Committee believes that by owning shares of our common stock, our Senior Executive Management have an incentive to act to maximize long-term stockholder value. This incentive to maximize long-term stockholder value is advanced further through our stockholder ownership guidelines. The Compensation Committee seeks to provide our Senior Executive Management with a blend of time-based and performance-based equity awards. Our time-based equity awards are important for attracting and retaining executive officers. Because our time-based equity awards generally vest over four years and vary in value based on the market value of our common stock, they also align the interests of our Senior Executive Management with the long-term market value of our common stock. Our performance-based equity awards reward our Senior Executive Management for achieving specific pre-established strategic business objectives, which the Compensation Committee believes will also enhance the long-term value of our common stock.
During the first quarter of each year, the Compensation Committee evaluates, and may consider adjusting, the type and design of the equity awards, including establishing new financial performance criteria for the performance-based equity awards, to properly incentivize our Senior Executive Management, including our NEOs, to achieve key business objectives and create long-term value for our stockholders. For purposes of the 2018 equity award program, the Compensation Committee determined to grant a blend of 50% RSAs and 50% PRSAs, based on their grant date value (assuming, with respect to the PRSAs, achievement at the target performance level).
In March 2018, the Compensation Committee granted the following equity awards to our NEOs:

Name	Number of RSAs/RSUs Granted (#)	Grant Date Value ($)(1)	Number of PRSAs Granted @ Target (#)	Grant Date Value @ Target ($)(1)
Burton M. Goldfield	42,008	2,000,001	42,008	2,000,001
Richard Beckert	11,553	550,038	11,553	550,038
Barrett Boston	5,251	250,000	16,804	800,038
Edward Griese	6,302	300,038	6,302	300,038
Samantha Wellington	39,579	1,700,037(2)	N/A(3)	N/A(3)
Brady Mickelsen	7,877	375,024	7,877	375,024

(1)	Calculated based on the closing price per share of our common stock on the NYSE on the date of grant, which are the same amounts disclosed in the “Summary Compensation Table” of this Proxy Statement.

(2)
Includes the annual "refresh" award Ms. Wellington received in her prior role as Vice President and Associate General Counsel with a grant date value of $200,000. Further, in connection with her appointment as our Senior Vice President, Chief Legal Officer and Secretary in November 2018, Ms. Wellington received a one-time new hire RSU award that was larger than the typical time-based equity award she would have received as part of our annual "refresh" award program.

(3)
Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary effective November 19, 2018; pursuant to her related employment agreement with the Company, she was not eligible for a performance-based equity award until 2019.

The vesting schedule for our 2018 RSAs and RSUs is as follows: 1/16th of the total shares vest quarterly (except for the promotion related RSU award granted to Ms. Wellington in November 2018 which vests as to 1/4th of the total shares after one year from the grant date with 1/16th of the total shares vesting quarterly thereafter), subject to the NEO’s continued service with the Company. Annual PRSAs to the extent earned vest in two equal installments subject to the NEO’s continued employment on December 31, 2019 and December 31, 2020.

2018 Performance-Based Equity Incentive Awards
The Compensation Committee selected two equally weighted performance measures for our 2018 PRSAs: our annual Net Service Revenues growth rate and our Pre-Tax Income growth rate. We defined our "Net Service Revenues growth rate" as the annual growth rate in the Company's Net Service Revenues, as reported in the Company's audited financial statement. We defined our "Pre-Tax Income growth rate" as annual growth rate in the Company's Income before provision for income taxes, as reported in the Company's audited financial statements. The Compensation Committee believes these performance measures are an appropriate means to evaluate the effectiveness of our business strategies over time and our annual profitability, both of which measures are important to our objective of creating long-term stockholder value.
The actual award was based on the Company's results based on the following annual growth rate percentages as shown in the table below:

	Threshold	Target	Maximum
Net Service Revenue Growth Rate	4%	7%	11%
Pre-Tax Income Growth Rate	4%	8%	12%
Our 2018 PRSAs were designed with a single-year performance measurement period subject to subsequent multi-year vesting requirements. 50% of the shares earned (if any) during the performance period (January 1, 2018 to December 31, 2018) will vest under the award at the end of the second year (December 31, 2019) and the remaining 50% of shares earned (if any) will vest under the award at the end of the third year (December 31, 2020). The number of shares of our common stock that may be earned pursuant to our 2018 PRSAs scale from 0% to 200% of the target award, as described in the following table:

	Below Threshold	At Threshold	Target	Maximum
Performance Multiplier	0%	50%	100%	200%
In designing our 2018 PRSAs, the Compensation Committee considered a competitive market analysis prepared by Compensia, reviewed various design alternatives, and held discussions with Compensia and our CEO (except with respect to his own equity awards). The Compensation Committee also considered the existing equity holdings of each of our NEOs, including the current economic value of their unvested and unearned equity awards, the mix of time-based and performance-based equity, the ability of existing equity holdings to satisfy our retention objectives and the other factors outlined below under "Oversight and Design of our Compensation Program - Role of the Compensation Committee". The Compensation Committee also considered the dilutive effect of our long-term equity incentive award practices, and the overall impact of our mix of executive equity awards, as well as awards to other employees, on executive incentives and the market value of our common stock.
Awards Earned under our 2018 PRSAs
The following table sets forth the number of shares of our common stock, and value as of December 31, 2018, earned by our eligible NEOs under our 2018 PRSAs.

Name	Grant Date	Performance Period	Vesting Period after Performance Period (1)	Target Shares (#)	Shares Earned (#)	Shares Earned as a % of Target	Value of Shares Earned ($)(2)
Burton M. Goldfield	2018	1 year	2 years	42,008	80,260	191%	3,366,907
Richard Beckert	2018	1 year	2 years	11,553	22,073	191%	925,962
Barrett Boston	2018	1 year	2 years	16,804	32,105	191%	1,346,805
Edward Griese	2018	1 year	2 years	6,302	12,041	191%	505,120
Samantha Wellington(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Brady Mickelsen(4)	2018	1 year	2 years	7,877	15,050	191%	631,348

(1)
50% of the earned shares will vest at the end of the second year under the award (December 31, 2019) and the remaining 50% of earned shares will vest at the end of the third year under the award (December 31, 2020).

(2)
Represents the value, based on the closing price of our common stock on the NYSE as of December 31, 2018, of the actual number of shares earned for the performance period (January 1, 2018 to December 31, 2018) under our 2018 PRSAs. The amounts in this table differ from those in our “Summary Compensation Table” of this Proxy Statement because that table discloses the grant date value of PRSAs at the performance target level rather than the value of PRSAs actually earned in the performance period based on the closing pricing of our common stock on the NYSE on December 31, 2018.

(3)
Ms. Wellington was promoted and appointed as our Senior Vice President, Chief Legal Officer and Secretary effective November 19, 2018; pursuant to her related employment agreement with the Company, she was not eligible for a performance-based equity award until 2019.

(4)
Pursuant to Mr. Mickelsen's transition agreement with the Company, he was entitled to the shares underlying unvested equity awards that would have otherwise vested through and including December 31, 2019. With respect to the PRSAs, 50% of the actual shares earned was scheduled to vest on December 31, 2019. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

The following table shows our achievement against the annual Net Service Revenues growth rate target and annual adjusted cash from operations growth rate target for the 2018 performance period under our 2018 PRSAs.

	Required Growth Rate Percentage for Maximum Payout	Actual 2018 Growth Rate	Actual 2018 Performance Multiplier Achievement
Net Service Revenues Growth Rate	11%	10%	182%
Pre-Tax Income Growth Rate	12%	21%	200%
In February 2019, the Compensation Committee determined the actual number of shares of our common stock earned under our 2018 PRSAs by our NEOs for the 2018 measurement period. As noted in the table above, for the 2018 performance period, the Compensation Committee determined that the annual Net Service Revenue growth rate was 10% and the annual adjusted cash from operations growth rate was 21%, which resulted in a combined payout percentage of 191% of target.

Employee Benefit Plans
We have established a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (the “Code”) for all our U.S. employees, including our Senior Executive Management, who satisfy certain eligibility requirements, including requirements relating to age and length of service. In 2018, we increased the matched contribution made to the plan by our employees, including our NEOs, with a maximum amount of $11,000 annually for each employee, which is fully vested at the time of grant. We intend for this plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our Senior Executive Management on the same general basis as our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. In 2017, we implemented a flexible time off policy for certain senior employees, including our Senior Executive Management. Under this plan, our Senior Executive Management no longer accrue paid vacation time, even though our other employees not covered by the policy will continue to do so. We do not offer our employees a non-qualified deferred compensation plan or pension plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.
Perquisites and Other Personal Benefits
Beginning in 2018, we eliminated grandfathered reimbursements for financial planning and income tax services and life insurance premiums for supplemental life insurance coverage for our Senior Executive Management. Periodically, when our Senior Executive Management attend a Company-related function, their spouse or partner may also be invited, in which case we may incur incremental travel and other event-related expenses for such spouses or partners, the cost of which is taxable to the NEO and may be covered by the Company. The Company may also cover any additional tax-gross up payments associated with the taxable compensation. Amounts paid in connection with, or reimbursed as a result of, these arrangements are set forth in the Summary Compensation Table below.
The Compensation Committee believes that these limited perquisites and other personal benefits serve a business purpose as they are important for attracting and retaining key talent, as well as fostering teamwork and cohesion among the Senior Executive Management.
2019 Executive Compensation
2019 Equity Awards
In March 2019, the Compensation Committee determined that our equity grant program would continue to be composed of a blend of 50% time-based equity awards and 50% performance-based equity awards in 2019, such awards calculated by grant date value (assuming, with respect to the performance-based equity awards, achievement at the target performance level). The Company's reliance period under the IPO Transition Exception expired at the time of our 2018 Annual Meeting of stockholders on May 22, 2018, as more fully described under the Tax and Accounting Consideration section below. As such, the Compensation Committee elected to grant our CEO and other NEOS RSUs and PSUs, with the exception of Ms. Wellington, who was only granted PSUs.

In March 2019, the Equity Award Committee of the Compensation Committee granted awards of RSUs and PSUs to the Company’s NEOs listed below under the Company’s 2009 Equity Incentive Plan:

Name	Maximum number of shares retained upon vesting of the RSUs	Target number of shares retained upon vesting of the PSUs
Burton M. Goldfield	32,394	32,394
Richard Beckert	20,247	20,247
Barrett Boston	8,909	8,909
Edward Griese	6,074	6,074
Samantha Wellington	—	8,099
The RSUs are eligible to vest in equal installments on a quarterly basis over four years, subject to continued employment through the applicable vesting dates.
The PSUs are earned based on the extent to which the Company meets or exceeds certain annual growth rate percentages of the following performance measures:

Net Services Revenue Growth Rate
GAAP EPS Growth Rate
Our 2019 PSUs are designed with a single-year performance period subject to subsequent multi-year vesting requirements. 50% of the shares earned (if any) during the performance period (January 1, 2019 to December 31, 2019) will vest under the award at the end of the second year (December 31, 2020) and the remaining 50% of shares earned (if any) will vest under the award at the end of the third year (December 31, 2021).
The number of shares that may be earned pursuant to our 2019 PSUs awards scale from 0% to 200% of the target award, as set out in the following table:

	Below Threshold	At Threshold	Target	Maximum
Performance Multiplier	0%	50%	100%	200%

In designing our 2019 equity awards, the Compensation Committee considered a competitive market analysis prepared by Compensia, reviewed various design alternatives, and held discussions with Compensia and our CEO (except with respect to his own equity awards). The Compensation Committee also considered the existing equity holdings of each of our NEOs, including the current economic value of their unvested and unearned equity awards, the mix of time-based and performance-based equity, and the ability of existing equity holdings to satisfy our retention objectives. The Compensation Committee also considered the dilutive effect of our long-term equity incentive award practices, and the overall impact of our mix of executive equity awards, as well as awards to other employees, on executive incentives and the market value of our common stock.
Weighting of 2019 Executive Bonus Plan Performance Objectives and Award Scale

In March 2019, the Compensation Committee approved the Company’s 2019 annual cash incentive plan (the "2019 Executive Bonus Plan"), which is substantially similar to the Company’s 2018 Executive Bonus Plan. Under the 2019 Executive Bonus Plan, the annual variable cash compensation is awarded based on company-wide financial goals for Net Service Revenues and Adjusted EBITDA, excluding direct impact of any mergers or acquisition. The variable cash compensation is also based on individual and strategic performance goals, or MBOs.

The Compensation Committee considered company-wide financial performance, as well as departmental and individual achievement, in assigning the weighting below to the target annual cash incentive award opportunities for our NEOs under our 2019 Executive Bonus Plan:

	Financial Objectives(1)		Strategic Performance
Name	Net Service Revenue	Adjusted EBITDA	MBOs
Burton M. Goldfield	37.5%	37.5%	25%
Richard Beckert	37.5%	37.5%	25%
Barrett Boston	25%	25%	50%
Edward Griese	25%	25%	50%
Samantha Wellington	25%	25%	50%
(1) Achievement of the financial objectives excludes direct impact of any mergers or acquisition.
Payouts under our 2019 Executive Bonus Plan could scale between 0% and 200% of an NEOs target cash incentive award opportunity as follows: Net Service Revenue - For every 1.0% above or below the target performance level, payouts scaled by 6.67%; and Adjusted EBITDA - For every 1.0% above or below target performance level, payouts scaled by 4.0%. The following table shows the threshold, target and maximum performance levels (and the associated potential award) under our 2019 Executive Bonus Plan:

Name	% of Net Service Revenue Target	Award %	% of Adjusted EBITDA Target	Award %
Threshold	85%	0%	75%	0%
Target	100%	100%	100%	100%
Max	115%	200%	125%	200%

Employment Agreements
We have executed written employment agreements with each of our NEOs. We believe that these employment agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Each of these employment agreements provides for “at will” employment and sets forth the initial compensation arrangements for the NEO, including an initial base salary, an annual cash incentive compensation opportunity, and a recommendation for an initial equity award.
For a summary of the material terms and conditions of the employment agreement with each of our NEOs, see the section titled “- Employment Arrangements” below.
Severance/Change in Control Benefits
Each of our current executive officers are entitled to certain severance and change in control benefits pursuant to their employment agreements or under our TriNet Group, Inc. Severance Benefit Plan.  For a summary of the material terms and conditions the severance and change in control benefits our NEOs receive, see the section titled “- Potential Payments upon Termination or Change in Control” below.
Other Compensation Policies
Stock Ownership Policy
In 2017, to further align the interests of our executives and the members of our Board with those of our stockholders, our Board adopted equity ownership guidelines for certain executive officers and members of our Board. These guidelines, as amended, require our CEO and our other officers subject to Section 16 of the Exchange Act to accumulate aggregate equity holdings equal to 500% and 100%, respectively, of their base salaries. Our non-employee directors are required to accumulate aggregate equity holdings equal to 500% of their annual cash retainer. Our executive officers and the members of our Board must satisfy these guidelines within the later of December 31, 2021, or within five years of the date on which they become subject to these guidelines. Each of our directors and required officers have met their respective stock ownership requirement before their respective required time-frames, with the exception of Mr. Boston who has until December 31, 2021 to satisfy these guidelines. Shares owned directly may be counted toward compliance with these guidelines, while vested or unvested unexercised options, unvested RSUs (both time-based and performance-based), and unvested RSAs (both time-based and performance-based) are not counted toward meeting the Ownership Guidelines.
Compensation Recovery Policy
In 2017, our Board adopted a compensation recovery, or “clawback”, policy, under which we may generally seek reimbursement of cash compensation payments made to our NEOs and other current and former officers subject to Section 16 of the Exchange Act that were based on achieving objective Company financial performance, if the covered executive engaged in fraud or intentional or unlawful misconduct that caused or otherwise materially contributed to a required restatement of our financial results, and if a lower cash payment would have been made to the covered executive based upon those restated financial results.
Such policy shall be updated to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act upon the Securities and Exchange Commission adoption of final regulations to implement this provision.
Equity Grant Policy

Generally, the Compensation Committee follows a regular pattern of granting annual or periodic “refresh” equity awards to our executive officers and certain other employees.  This process is overseen by the Compensation Committee and the timing, size and distribution of equity awards may change from year to year although they are typically awarded during the first quarter of the year.

As discussed above under the section "Information Regarding Committees of the Board of Directors - Compensation Committee," our Compensation Committee delegated to our CEO the authority, subject to certain limitations such as the maximum value for each award, to grant restricted stock units to certain employees of the Company pursuant to the terms of such policy and the 2009 Plan.  As the CEO does not have the authority under the policy to approve awards to his direct reports, awards to executives are subject to approval by our Compensation Committee, or its subcommittee the Equity Award Committee, and typically occurs in the calendar month following the executive's start date.
The price per share attributable to our equity compensation is determined by the market price of our common stock. If any options are granted, they tend to be granted with an exercise price of at least equal to fair market value of grant.
Short Sales, Hedging and Pledging Policies
We have adopted a policy prohibiting the trading of put or call options or short sales by all of our employees and members of our Board.Our employees and members of the Board are also prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. We have also adopted a further policy prohibiting the pledging of our common stock by our employees and members of our Board.

Tax and Accounting Considerations
Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly traded corporation for any remuneration in excess of $1 million paid in any taxable year to certain senior executive officers with respect the year in question. Historically, remuneration in excess of $1 million was only deductible if it was “performance-based compensation” within the meaning of Section 162(m) and the covered senior executive officers were a company’s chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer) eliminated the exception from the $1 million limitation for qualified performance-based compensation. The Company has not utilized the qualified performance-based compensation exception because it has relied on an exception for corporations that were private companies and later become publicly held corporations.  That exception provides for a transition period in which the 162(m) limitation also will not apply to certain compensation if they satisfy certain requirements (the "IPO Transition Exception").  The Company has utilized the IPO Transition Exception since it went public in March of 2014 to exempt some compensation of its covered employees from the 162(m) limitation and the Company's reliance period ended at the time of our 2018 Annual Meeting of stockholders on May 22, 2018.  Following our 2018 Annual Meeting compensation paid to our covered employees in excess of $1 million per year will generally not be deductible, except for certain equity awards granted during the IPO transition period or other arrangements that are grandfathered under the TCJA).
While the Compensation Committee considers the tax implications of its decisions when determining the compensation of our executives, it reserves the discretion, in its judgment, to authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
The Compensation Committee may take accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards.

Stockholder Support for Our Executive Compensation Program
Our Board has authorized an annual stockholder advisory vote on our NEOs’ compensation as a method for engaging in regular and effective communication with our stockholders. The Compensation Committee considers the results of the advisory vote as it reviews and develops our compensation practices and policies. Approximately 98% of the votes cast on the stockholder advisory proposal on named executive officer compensation at our 2018 Annual Meeting of Stockholders were voted in favor of our NEO compensation. The Compensation Committee did not make any changes to the Company's executive compensation program as a result of this stockholder advisory vote.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Katherine August-deWilde
Michael J. Angelakis
H. Raymond Bingham
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Related Risk
Our Board is responsible for the oversight of our risk profile, including compensation-related risks. The Compensation Committee monitors our compensation policies and practices as applied to our employees (including our executive officers) to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. In 2018, at the direction of the Compensation Committee, our management conducted a review of our compensation programs, including our executive compensation program, and, based on this review, determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on the Company.

2018 Summary Compensation Table
The following table sets forth information regarding the compensation awarded to or earned by our NEOs in the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Burton M. Goldfield	2018	808,750	—	4,000,002	—	1,384,000	26,224	(3)	6,218,976
President and Chief Executive Officer	2017	751,250	—	3,248,184	—	1,480,000	52,216		5,531,650
	2016	748,237	—	2,589,161	—	844,000	50,332		4,231,730
Richard Beckert	2018	522,500	—	1,100,077	—	586,000	30,370	(4)	2,238,947
Senior Vice President, Chief Financial Officer	2017	364,583	—	3,000,015	—	572,000	53,713		3,990,311
									—
Barrett Boston	2018	425,000	—	1,050,039	—	433,000	147,599	(5)	2,055,638
Senior Vice President, Chief Revenue Officer	2017	81,163	—	1,200,027	—	114,000	5,176		1,400,366
									—
Edward Griese	2018	384,500	—	600,076		263,000	18,242	(6)	1,265,818
Senior Vice President, Insurance Services	2017	363,500	—	400,010		285,000	117,840		1,166,350
	2016	314,205	40,000	1,316,000	—	174,000	3,913		1,848,118
Samantha Wellington	2018	270,398		1,700,037	—	150,000	11,000	(7)	2,131,435
Senior Vice President, Chief Legal Officer and Secretary

Brady Mickelsen	2018	434,370	—	750,048	—	281,000	17,279	(8)	1,482,697
Former Senior Vice President, Chief Legal Officer and Secretary	2017	415,000	—	750,040	—	352,000	25,878		1,542,918
	2016	405,768	—	1,479,526	—	284,000	28,711		2,198,005

(1)
Amounts reported in this column do not reflect the amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of equity awards granted to our NEOs for the applicable year as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards. Assuming achievement of the performance metrics at the maximum level, the grant date fair market value of the PRSAs would have been as follows: Mr. Goldfield, $4,000,002; Mr. Beckert, $1,100,077; Mr. Boston, $1,600,076; Mr. Griese, $600,076; and Mr. Mickelsen, $750,048. For information on the valuation assumptions used in these computations, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 14, 2019 (our "Form 10-K").

(2)
Amounts in this column represent bonuses paid under our annual cash incentive plan for performance during the applicable year. Actual payment of these amounts for 2018 occurred in 2019. Per Ms. Wellington's employment agreement with the Company, dated November 19, 2018, her target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, in each case subject to the achievement of the corporate and individual performance goals and objectives.

(3)
Amount includes the following payments in 2018: $11,000 in company 401(k) plan matching contributions; $7,972 in spousal travel; $6,741 in tax gross-up payments in connection with the spousal travel; $300 service award; and a gift valued at $211.

(4)
Amount includes the following payments in 2018: $12,000 housing allowance; $11,000 in company 401(k) plan matching contributions; $7,320 in tax gross-up payments in connection with the housing allowance; and $50 service award.

(5)
Amount includes the following payments in 2018: $124,051 relocation bonus; $11,000 in company 401(k) plan matching contributions; $8,630 in spousal travel; $3,868 in tax gross-up payments in connection with the spousal travel; and $50 service award.

(6)
Amount includes the following payments in 2018: $11,000 in company 401(k) plan matching contributions; $4,265 in spousal travel; $2,767 in tax gross-up payments in connection with the spousal travel; and a gift valued at $211.

(7)	Amount includes the following payments in 2018: $11,000 in company 401(k) plan matching contributions.

(8)
Amount includes the following payments in 2018: $11,000 in company 401(k) plan matching contributions; $4,000 in tax preparation reimbursement for 2017 tax services; $1,793 in tax gross-up payments in connection with the tax preparation reimbursement; a gift valued at $211; a $200 gift card; and $75 service award.

2018 Grants of Plan-Based Awards Table
The following table provides information with regard to potential cash bonuses payable to our NEOs in 2018 under our performance-based, non-equity incentive plan and with regard to equity awards granted to each NEO under our equity incentive plans during 2018.

Name	Grant Date							All Stock Awards: Number of Shares or Units of Stock (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Possible Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Burton M. Goldfield		—	1,238,000	2,476,000
	3/8/2018				—	42,008	84,016				2,000,001
	3/8/2018							42,008	—	N/A	2,000,001
Richard Beckert		—	530,000	1,060,000
	3/8/2018				—	11,553	23,106				550,038
	3/8/2018							11,553	—	N/A	550,038
Barrett Boston		—	475,000	950,000
	3/8/2018				—	16,804	33,608		—	N/A	800,038
	3/8/2018							5,251			250,000
Edward Griese		—	273,000	546,000
	3/8/2018				—	6,302	12,604				300,038
	3/8/2018							6,302	—	N/A	300,038
Samantha Wellington(3)		—	152,000	287,500
	3/8/2018							4,201	—	N/A	200,010
	12/13/2018							35,378	—	N/A	1,500,027
Brady Mickelsen(4)		—	300,000	600,000
	3/8/2018				—	7,877	15,754				375,024
	3/8/2018							7,877	—	N/A	375,024

(1)
Amounts represent the range of possible cash payouts under our 2018 Executive Bonus Plan, which we refer to as our 2018 Executive Bonus Plan. The threshold amount that could have been earned by each NEO was 0% of the target cash incentive under this plan. The maximum amount that could have been earned, based on the applicable “Weighting of Cash Bonus Opportunities” as described in more detail under "Weighting of 2018 Executive Bonus Plan Performance Objectives and Award Scale" in the CD&A section of this Proxy Statement, was 200% of the target cash incentive under this plan. Actual amounts received under our 2018 Executive Bonus Plan are described under the heading “Achievement and Actual Awards under Our 2018 Cash Incentive Plan” above in the CD&A section of this Proxy Statement and in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table.

(2)
Amounts reported in this column do not reflect the amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value the equity awards granted to the NEOs as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of our 2018 PRSAs is calculated at the target performance level. At the maximum performance level, the grant date fair value of our 2018 PRSAs would be 200% of the target value.

(3)
In connection with Ms. Wellington’s appointment as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, and pursuant to her related employment agreement with the Company, dated November 19, 2018, Ms. Wellington’s target variable compensation was the sum of her target variable compensation for the period prior to November 19, 2018, prorated for the number of days from January 1, 2018 to November 18, 2018, or $119,000, and 70% of her annual base salary, prorated for the period from November 19, 2018 to December 31, 2018, or $33,000, subject in each case to the achievement of the corporate and individual performance goals and objectives.

(4)
Pursuant to Mr. Mickelsen's transition agreement with the Company, dated August 16, 2018, his annual performance bonus for 2018 was based solely on the actual performance of the Company and the achievement of corporate performance goals. Achievement against corporate performance goals and, therefore, the actual amount of the bonus earned will be determined by the Company, in its sole discretion, subject to the approval of the Compensation Committee. For the terms and compensation arrangement under Mr. Mickelsen's transition agreement, see the section titled "Employment Arrangements" below.

Outstanding Equity Awards at December 31, 2018 Table
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2018.

Name	Grant Date	Option Awards				Stock Awards
						Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable
Burton M. Goldfield	2/11/2014	169,766(1)(2)	—	10.98	2/11/2024	—	—	—	—
	3/5/2015	80,698(5)	5,380	33.51	3/5/2025	2,176(3)	91,283	—	—
	1/4/2016	—	—	—	—	34,467(3)	1,445,891	—	—
	3/24/2017	—	—	—	—	32,134(3)	1,348,021	57,126	2,396,436
	3/8/2018	—	—	—	—	34,132(3)	1,431,837	80,260	3,366,907

Richard Beckert	7/17/2017	—	—	—	—	28,401(4)	1,191,422	45,441	1,906,250
	3/8/2018	—	—	—	—	9,387(3)	393,785	22,073	925,962
Barrett Boston	11/14/2017	—	—	—	—	19,528(4)	819,200	—	—
	3/8/2018	—	—	—	—	4,267(3)	179,001	32,105	1,346,805
Edward Griese	3/10/2016	—	—	—	—	31,250(4)	1,310,938	—	—
	3/24/2017	—	—	—	—	3,958(3)	166,038	7,035	295,118
	3/8/2018	—	—	—	—	5,121(3)	214,826	12,041	505,120
Samantha Wellington	11/17/2016	—	—	—	—	12,500(4)	524,375
	3/24/2017	—	—	—	—	1,518(3)	63,680
	3/8/2018	—	—	—	—	3,414(3)	143,217
	12/13/2018	—	—	—	—	35,378(4)	1,484,107
Brady Mickelsen	8/21/2015	—	5,625	17.71	8/21/2025	15000(4)	629,250	—	—
	1/4/2016	—	—	—	—	19696(3)	826,247	—	—
	3/24/2017	—	—	—	—	3297(3)	138,309	13,191	553,362
	3/8/2018	—	—	—	—	1970(3)	82,642	7,525	315,674

(1)
Awards were granted under our 2009 Equity Incentive Plan, and are subject to a four-year vesting schedule, with 1/4th of the total shares granted vesting upon the 12-month anniversary of the date of grant, and 1/48th of the total shares granted vesting each month thereafter. The awards are also subject to accelerated vesting upon certain events, as summarized under “– Potential Payments upon Termination or Change in Control.”

(2)
Pursuant to provisions in our equity incentive plans, the exercise price and number of shares subject to certain of these options were adjusted in connection with special cash distributions of $1.10, $1.57, $5.88 and $0.88 per share of common stock that occurred on July 15, 2011, May 15, 2012, August 30, 2013 and December 26, 2013, respectively. In addition, we effected a 2-for-1 forward stock split in July 2013 and again in March 2014. Accordingly, the share totals and exercise prices shown in the table above (and in the corresponding footnotes) reflect our NEOs' post-cash distribution and post-split holdings.

(3)
Awards were granted under our 2009 Equity Incentive Plan, and are subject to a four-year vesting schedule, with 1/16th of the total shares granted vesting upon the 15th day of the second month of each calendar quarter following the date of grant. The awards are also subject to accelerated vesting upon certain events, as summarized under “– Potential Payments upon Termination or Change in Control.”

(4)
Awards were granted under our 2009 Equity Incentive Plan, and are subject to a four-year vesting schedule, with 1/4th of the total shares granted vesting upon the 12-month anniversary of the date of grant, and thereafter 1/16th of the total shares granted vesting on the 15th day of the second month of each calendar quarter following the date of grant. The awards are also subject to accelerated vesting upon certain events, as summarized under “– Potential Payments upon Termination or Change in Control” below.

(5)
Awards were granted under our 2009 Equity Incentive Plan, and are subject to a four-year vesting schedule, with 1/16th of the total shares granted vesting upon the 15th day of the second month of each calendar quarter following the date of grant. The awards are also subject to accelerated vesting upon certain events, as summarized under “- Potential Payments upon Termination or Change in Control.”

(6)
The market value of the unvested shares is calculated by multiplying the number of shares by the NYSE closing price per share of the Company’s common stock of $41.95 on December 31, 2018 (the last trading day of the fiscal year).

(7)
Amounts in this column set forth unvested PSUs granted on March 24, 2017 and unvested PRSAs granted on March 8, 2018. The share amount for the unvested PSUs granted on March 24, 2017 is reported based on the number of earned but unvested PSUs, i.e. the shares scheduled to vest on December 31, 2019, and unvested PRSAs granted on March 8, 2018 is reported at target payout level.

2018 Option Exercises and Stock Vested Table
The following table shows for 2018 certain information regarding option exercises and stock awards vesting during 2018 with respect to our NEOs:

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Burton M. Goldfield	68,850	3,143,874	166,575	7,685,777
Richard Beckert	—	—	64,647	2,893,774
Barrett Boston	—	—	9,859	446,885
Edward Griese	—	—	34,974	1,664,564
Samantha Wellington	—	—	7,712	380,646
Brady Mickelsen	24,375	706,559	57,659	2,730,446

(1)
Represents the value realized based upon the difference between the fair market value of our common stock or the sale price (for a same-day-sale transaction) on the exercise date less the exercise price of such shares multiplied by the number of shares exercised.

(2)	Represents the value realized based upon the closing stock price of our common stock on the trading day prior to the vesting date of such shares multiplied by the number of shares vested.

Employment Arrangements
We currently maintain written employment agreements with all of our current NEOs. These agreements provide for “at will” employment and set forth the terms and conditions of employment of each NEO, including base salary, annual bonus opportunity, employee benefit plan participation and a recommendation for an equity award. These agreements were each subject to execution of our standard proprietary information and inventions agreement.
Pursuant to their employment agreements, each of our current NEOs is entitled to the severance and change in control payments and benefits described below under the heading “- Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Goldfield
We entered into an employment agreement with Mr. Goldfield in November 2009, setting forth the terms of his employment as our President and Chief Executive Officer. The employment agreement provides for a base salary subject to annual review and possible adjustment and a recommendation to the Board for initial equity awards. Mr. Goldfield is eligible to receive annual performance-based cash incentives determined by our Compensation Committee and based on the achievement of corporate and individual performance goals. The employment agreement also provides for severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet.
Employment Agreement with Mr. Beckert
We entered into an employment agreement with Mr. Beckert in March 2017, setting forth the terms of his employment as our Senior Vice President and Chief Financial Officer. The employment agreement provides for base salary subject to annual review and possible adjustment and a recommendation to the Compensation Committee of a grant of initial equity awards. Mr. Beckert is eligible to receive annual performance-based cash incentives determined by our Compensation Committee and based on the achievement of corporate and individual performance goals and relocation assistance. Mr. Beckert is entitled to severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under his respective employment agreement with the Company, which references our TriNet Group, Inc. Severance Benefit Plan.
Employment Agreement with Mr. Boston
We entered into an amended employment agreement with Mr. Boston in February 2018, which amended and restated the original agreement we entered into in October 2017, setting forth the terms of Mr. Boston’s employment as our Senior Vice President and Chief Revenue Officer. The employment agreement was amended to provide for a recommended award of PRSAs instead of PSUs in 2018. The employment agreement provides for base salary subject to annual review and possible adjustment. Mr. Boston is eligible to receive annual performance-based cash incentives determined by the Compensation Committee and based on the achievement of corporate and individual performance goals. Mr. Boston is entitled to severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under his respective employment agreement with the Company, which references our TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan.
Employment Agreement with Mr. Griese
We entered into an amended employment agreement with Mr. Griese in December 2016, which amended and restated the original agreement we entered into in January 2016, setting forth the terms of his employment as our Senior Vice President, Insurance Services. The employment agreement provides for base salary subject to annual review and possible adjustment and a recommendation to the Board for an initial equity award. Mr. Griese is eligible to receive annual performance-based cash incentives determined by our Compensation Committee and based on the achievement of corporate and individual performance goals. Mr. Griese is entitled to severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under his respective employment agreement with the Company, which references our TriNet Group, Inc. Severance Benefit Plan.

Employment Agreement with Ms. Wellington
We entered into an employment agreement with Ms. Wellington in November 2018, setting forth the terms of her employment as our Senior Vice President, Chief Legal Officer and Secretary. The employment agreement provides for base salary subject to annual review and possible adjustment and a recommendation to the Compensation Committee of an initial equity award. Ms. Wellington is eligible to receive annual performance-based cash incentives determined by our Compensation Committee and based on the achievement of corporate and individual performance goals and objectives. Ms. Wellington is entitled to severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under her respective employment agreement with the Company, which references our TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan.
Transition Agreement with Mr. Mickelsen
We entered into transition agreement with Mr. Mickelsen in August 2018 (the "Transition Agreement"), which superseded the terms of the employment agreement that we entered into with him in May 2015, to provide for an orderly transition of his duties and responsibilities as our Senior Vice President, Chief Legal Officer and Secretary. Pursuant to the Transition Agreement, Mr. Mickelsen continued to serve in his current capacity through the earliest of (i) such time as his successor commences employment with the Company, and (ii) December 31, 2018 (such earliest date, the “Transition Date”). When Ms. Wellington was promoted as our Senior Vice President, Chief Legal Officer and Secretary on November 19, 2018, Mr. Mickelsen continued with the Company as a Vice President to assist with the transition of his duties to his successor. The Transition Agreement also provided for a release of claims and includes other customary provisions. Under the Transition Agreement, Mr. Mickelsen was entitled to receive the following: (i) a lump sum cash severance payment equal to 12 months of his current base salary, (ii) an annual bonus for 2018, (iii) if Mr. Mickelsen elects to continue his participation in the Company’s group health insurance plan under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for a period of up to 12 months, and (iv) accelerated vesting of all unvested equity awards that would have otherwise vested through and including December 31, 2019.

Potential Payments Upon Termination or Change in Control
Our NEOs are eligible to receive severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under their respective employment agreements with the Company, some of which reference our TriNet Group, Inc. Severance Benefit Plan (for Messrs. Beckert and Griese) or TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan (for Mr. Boston and Ms. Wellington).
Change in Control Termination
If we terminate the employment of an NEO without cause or if such executive resigns for good reason, and if the termination occurs within the six-month period (for Mr. Goldfield), 12-month period (for Messrs. Beckert and Griese) or 18-month period (for Mr. Boston and Ms. Wellington) following a change in control of the Company, such executive will be entitled to receive the following benefits, subject to his execution of an effective release of claims in our favor:

•
Base Salary. A lump sum cash payment in an amount equal to 18 months (for Mr. Goldfield) or 12 months (for Messrs. Beckert, Boston and Griese and Ms. Wellington) of their then-current monthly base salary;

•
Bonus. 150% of the actual performance cash incentives earned in the year prior to such termination (for Mr. Goldfield) or their target annual bonus for the fiscal year during which the termination occurs (for Messrs. Beckert, Boston and Griese and Ms. Wellington);

•
COBRA Benefits. Company-paid or reimbursed COBRA premiums for the executive and his covered dependents until the earlier of (i) the end of 18 months (for Mr. Goldfield) or 12 months (for Messrs. Beckert, Boston and Griese and Ms. Wellington) following such executive's termination date, (ii) such time as such executive qualifies for health insurance benefits through another source, or (iii) such time as such executive is no longer eligible for continuation coverage under COBRA;

•	Accelerated Equity Vesting for Time-Based Equity Awards. 100% accelerated vesting of all then-unvested time-based equity awards; and

•
Accelerated Equity Vesting for the 2017 and 2018 Performance-Based Equity Awards (except in the case of Ms. Wellington). If a change in control occurs prior to the end of the performance period, performance criteria will be measured as of the date of the change in control based on actual performance (if capable of measurement) or at target (if not capable of measurement) and will be eligible to vest subject to continued employment. Upon a qualifying termination on or following a change in control, 100% of the unvested portion of the award that was earned (either in connection with the change in control or at an earlier time) will vest in full.

No Change in Control Termination
If we terminate the employment of an NEO without cause or if such executive resigns for good reason, such executive will be entitled to receive the following payments and benefits, subject to his execution of an effective release of claims in our favor:

•
Base Salary. A lump sum cash payment in an amount equal to 18 months (for Mr. Goldfield) or 12 months (for Messrs. Beckert, Boston and Griese and Ms. Wellington) of their then-current monthly base salary;

•	Bonus. 150% of the actual performance cash incentives earned in the year prior to such termination (for Mr. Goldfield);

•
COBRA Benefits. Company-paid or reimbursed COBRA premiums for the executive and his covered dependents until the earlier of (i) the end of 18 months (for Mr. Goldfield) or 12 months (for Messrs. Beckert, Boston and Griese and Ms. Wellington) following such executive's termination date, (ii) such time as such executive qualifies for health insurance benefits through another source, or (iii) such time as such executive is no longer eligible for continuation coverage under COBRA;

•
Accelerated Equity Vesting for Time-Based Equity Awards. Accelerated vesting of the portion of the executive’s unvested time-based equity awards that would have vested during the 18 months (for Mr. Goldfield), 12 months (for Mr. Boston and Ms. Wellington) or 6 months (for Messrs. Beckert and Griese) period following their termination date as if employment had continued through such date; and

•
Accelerated Equity Vesting for the 2017 and 2018 Performance-Based Equity Awards (except in the case of Ms. Wellington). If the termination occurs after the performance period and determination date, then the awards are eligible for accelerated vesting to the same extent as provided for any time-based equity awards. If the termination occurs before the determination date or the end of the performance period, then the applicable portion of the actual award remains outstanding and become vested on the determination date, subject to the satisfaction of the applicable performance criteria.

The amounts in the table below assumes that the NEO terminated employment from the Company as of December 31, 2018 and sets forth the estimated payments and benefits that each would have received under their employment agreements described above.

Name	Change in Control					No Change in Control
	Salary ($)	Bonus ($)	Health Benefits ($)(1)	Equity Acceleration ($)(2)	Total ($)	Salary ($)	Bonus ($)	Health Benefits ($)(1)	Equity Acceleration ($)(3)	Total ($)
Burton M. Goldfield	1,237,500	1,480,000	30,895	10,125,782	12,874,178	1,237,500	1,480,000	30,895	7,221,962	9,970,357
Richard Beckert	530,000	530,000	31,825	4,417,419	5,509,244	530,000	0	31,825	298,852	860,677
Barrett Boston	425,000	475,000	26,443	2,345,005	3,271,448	425,000	0	26,443	352,967	804,410
Edward Griese	390,000	273,000	27,033	2,492,040	3,182,073	390,000	0	27,033	594,348	1,011,381
Samantha Wellington	400,000	280,000	18,421	2,215,380	2,913,801	400,000	0	18,421	705,515	1,123,936

(1)
Amount only includes estimated monthly premium for continued health benefits under our existing group health insurance plans. Does not include monthly premiums for individual conversion life insurance or disability insurance policies.

(2)
Based on the fair market value of our common stock as of December 31, 2018, which was $41.95 per share. Includes a portion of the actual number of shares earned under our 2017 PSU awards by our NEOs during the 2017 measurement period with 100% accelerated vesting with respect to the remaining vesting date of December 31, 2019. Includes the actual number of shares earned under our 2018 PRSA by our NEOs during the 2018 measurement period with 100% accelerated vesting.

(3)
Based on the fair market value of our common stock as of December 31, 2018, which was $41.95 per share. Includes a portion of the actual number of shares earned under our 2017 PSU Awards by our NEOs during the 2017 measurement period based on each NEO's individual vesting schedule for time-based equity awards, which resulted in only Mr. Goldfield receiving 50% of his 2017 PSU Award or the portion with a vest date of December 31, 2019. Includes a portion of the actual number of shares earned under our 2018 PRSA by our NEOs during the 2018 measurement period based on each NEO's individual vesting schedule for time-based equity awards, which resulted in only Mr. Goldfield receiving 50% of his 2018 PRSA or the portion with a vest date of December 31, 2019.

2018 Pay Ratio Disclosure
Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following information for 2018:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $95,519;

•	the annual total compensation of our Chief Executive officer was $6,236,476; and

•	the ratio of these two amounts was 65 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating annual total compensation allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Use of Prior Year's Median Employee

For the 2018 pay ratio disclosure, we did not use the same median employee from the prior year. Although there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure, last year’s median employee has had a change of circumstances that we believe would result in a significant change in our pay ratio disclosure. As a result, we believe it is no longer appropriate to use last year’s median employee as the median employee for this year’s pay ratio calculation. Using the compensation measure used to select last year’s median employee, we identified an employee whose compensation is substantially similar to that of last year’s median employee (the "Median Employee").
Determination of Annual Total Compensation of our Median Employee and our CEO
We calculated the Median Employee's annual total compensation for 2018 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2018 (as set forth in the 2018 Summary Compensation Table of this Proxy Statement), adjusted to include the cost to the Company in 2018 of specified employee benefits that are provided on a non-discriminatory basis, including group health care coverage and any employee assistance benefits (i.e., tuition reimbursements).
Our CEO’s annual total compensation for 2018 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2018 Summary Compensation Table in this Proxy Statement, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our Median Employee. Because the group health care coverage was included, the CEO's annual total compensation for 2018 differs from the amount reported in the Summary Compensation Table.

Non-Employee Director Compensation
2017 Non-Employee Director Compensation Policy
Our non-employee director compensation policy, adopted by our Compensation Committee in March 2015, and revised in July 2017, provides that each non-employee director will receive the following cash compensation for board services:

	Chair	Non-Chair Member
Board
Annual Cash Retainer	$75,000	$50,000
Annual RSU Award (dollar value)	300,000	200,000
Meeting Fee	1,500	1,500
Committees
Audit
Annual Retainer	30,000	15,000
Meeting Fee	1,000	1,000
Compensation
Annual Retainer	30,000	15,000
Meeting Fee	1,000	1,000
Nominating and Corporate Governance
Annual Retainer	15,000	7,500
Meeting Fee	500	500
If the Board meeting and the committee meeting are on the same day, only the Board meeting fee is paid.
In addition, on the date of our first Board meeting each calendar year, starting in the year ended December 31, 2016, each of our non-employee directors is granted an RSU award with a grant date fair value of $200,000 to be settled in shares of our common stock (or $300,000, in the case of the Chair of the Board). These awards will vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such date.
In addition, each new non-employee director is granted an RSU award with a grant date value of $200,000 to be settled in shares of our common stock (or $300,000, in the case of a new non-employee director to serve as Chair of the Board) upon their initial election or appointment to the Board, multiplied by a fraction, the numerator of which is the number of days that will elapse between the director’s date of initial election or appointment and the first anniversary of the date of grant of the most recent grant of the annual RSU awards to the non-employee directors and the denominator of which is 365. These awards will vest in full on the first anniversary of the date of the most recent grant of the annual RSU awards to the non-employee directors, subject to the non-employee director’s continuous service through such date.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. Goldfield does not receive separate compensation for his service on the Board.

2018 Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael J. Angelakis	84,500	200,017	284,517
Katherine August-deWilde	85,613	200,017	285,630
Martin Babinec	57,500	200,017	257,517
H. Raymond Bingham	103,255	300,025	403,280
Paul Chamberlain	80,500	200,017	280,517
Kenneth Goldman	86,387	200,017	286,404
David C. Hodgson	82,132	200,017	282,149
Wayne B. Lowell	89,613	200,017	289,630

(1)
The amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the equity awards granted to our non-employee directors during 2018, as computed in accordance with FASB ASC 718. The assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As required by SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
As of December 31, 2018, each non-employee director held outstanding stock options and unvested stock awards for the specified number of shares of our common stock: Mr. Angelakis: 4,836 unvested stock awards; Ms. August-deWilde: 4,836 unvested stock awards; Mr. Babinec: 4,836 unvested stock awards; Mr. Bingham: 15,000 outstanding stock options and 7,254 unvested stock awards; Mr. Chamberlain: 4,836 unvested stock awards; Mr. Goldman: 20,000 outstanding stock options and 4,836 unvested stock awards; Mr. Hodgson: 4,836 unvested stock awards; and Mr. Lowell: 20,000 outstanding stock options and 4,836 unvested stock awards.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018.
Equity Compensation Plan Information

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options and Stock Awards(1)	Weighted- average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	2,761,571	$12.90	11,862,997
Equity compensation plans not approved by stockholders	—	—	—
Total	2,761,571	$12.90	11,862,997

(1)
Includes shares of common stock issuable pursuant to awards outstanding under our 2009 Equity Incentive Plan (the “2009 Plan”). Consists of (a) options to purchase 655,515 shares of common stock under the 2009 Plan, (b) 1,659,130 shares of common stock subject to RSU and RSA awards under the 2009 Plan, and (c) 446,926 shares of common stock subject to PSU awards and PRSAs under the 2009 Plan.

(2)
Includes shares of common stock reserved for future issuance under the 2009 Plan and our 2014 Employee Stock Purchase Plan (the “2014 ESPP”). The number of shares reserved for issuance under the 2009 Plan will automatically increase on January 1st each year and continuing through January 1, 2019, by the lesser of 4.5% of the total number of shares of the Company’s capital stock outstanding on December 31st of the immediately preceding calendar year, or a number of shares determined by the Board. The number of shares reserved for issuance under the 2014 ESPP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) 1% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, (b) 1,800,000 shares of common stock or (c) a number determined by the Board.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Transactions with Related Persons
We have adopted a policy under which any transaction in which the amount involved exceeds $120,000 with any of our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, members of the immediate family of any of the foregoing persons, or certain affiliates of any of the foregoing persons or entities, must be presented to our Audit Committee for review, consideration and approval or ratification. In approving, ratifying or rejecting any such proposal, our Audit Committee is allowed to consider all available facts and circumstances about the transaction deemed relevant, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Certain Transactions with Related Persons
This section describes transactions since January 1, 2018 to which we were a party or will be a party, other than compensation arrangements for our directors and executive officers, in which:

•	the amounts involved exceeded or are expected to exceed $120,000; and

•
the transaction involved any of our directors, executive officers or holders of more than 5% of our common stock, any member of the immediate family of any of the foregoing persons, or certain affiliates of any of the foregoing persons or entities, had or will have a direct or indirect material interest.

All of the transactions described below were presented to the Audit Committee for review and consideration and were approved or ratified by the Audit Committee in accordance with our policy described above. We believe the terms of the transactions described below are on terms comparable to those we could have obtained in arm’s length dealings with unrelated third parties.

•
Based on information in a Schedule 13G filed on February 14, 2019, ArrowMark Colorado Holdings LLC and/or its affiliates (“ArrowMark”) is an owner of less than 5% of the Company’s common stock. However, based on information in a Schedule 13G filed on February 9, 2018, ArrowMark and/or its affiliates (“ArrowMark”) was an owner of more than 5% of the Company’s common stock, which makes ArrowMark a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K for our fiscal year ended December 31, 2018. In 2009, ArrowMark became a customer of the Company. In 2018, ArrowMark paid the Company $1,071,355 as a customer of the Company.

•
Based on information in a Schedule 13D/A filed on February 21, 2019, AGI-T, L.P., an entity affiliated with Atairos Group, Inc., and/or its affiliates (“Atairos”) is an owner of more than 5% of the Company’s common stock, and one of our directors, Mr. Angelakis, holds an executive position with Atairos, which makes Atairos a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K. In 2017, Atairos became a customer of the Company.  In 2018, Atairos paid the Company $475,439 as a customer of the Company.

•
Based on information in a Schedule 13G filed on February 14, 2019, Cantillon Capital Management LLC and/or its affiliates (“Cantillon”) is an owner of more than 5% of the Company’s common stock, which makes Cantillon a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K. In 2017, Cantillon became a customer of the Company.  In 2018, Cantillon paid the Company $607,716 as a customer of the Company.

•
One of our directors, Mr. Bingham, is a partner of Canyon Bridge Capital Partners (“Canyon Bridge”), which made Canyon Bridge a “Related Person” of the Company under the Company’s Related Person Transaction Policy. In 2017, Canyon Bridge became a customer of the Company.  In 2018, Canyon Bridge paid the Company $435,353 as a customer of the Company.

•
One of our directors, Mr. Hodgson, holds an executive position with General Atlantic (“GA”), which made GA a “Related Person” of the Company under the Company’s Related Person Transaction Policy. In 2010, GA became a customer of the Company.  In 2018, GA paid the Company $490,357 as a customer of the Company.

•
One of our directors, Mr. Goldman, serves as a consultant with the title of President with Hillspire LLC (“Hillspire”), which made Hillspire a “Related Person” of the Company under the Company’s Related Person Transaction Policy. In 2007, Hillspire became a customer of the Company.  In 2018, Hillspire paid the Company $1,207,997 as a customer of the Company.

We have also entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements they may be required to pay in actions or proceedings to which they are or may be made a party by reason of their position as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other 2019 Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other 2019 Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to TriNet Group, Inc., Attention: Samantha Wellington, Corporate Secretary, One Park Place, Suite 600, Dublin, California 94568 or you may reach us by telephone at 888-874-6388. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the 2019 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Samantha Wellington
Secretary
March 29, 2019
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 (including the financial statements and financial statements schedule) is available without charge upon written request to: Samantha Wellington, Corporate Secretary, TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568.

APPENDIX A

TRINET GROUP, INC.
2019 EQUITY INCENTIVE PLAN
Section 1.Purpose. The purpose of the TriNet Group, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of TriNet Group, Inc., a Delaware corporation (the “Company”), thereby furthering the best interests of the Company and its stockholders.
Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” is as defined in the Participant’s Service Agreement, if any, or if not so defined, unless otherwise defined in the Participant’s applicable Award Agreement, means the Participant’s: (i) conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty; (ii) the commission of, attempted commission of, or participation in an act of fraud, dishonesty, embezzlement or misappropriation, in each case, against the Company or any of its Affiliates; (iii) misconduct or gross negligence in providing services to the Company or its Affiliates; (iv) conduct that the Participant knew or reasonably should have known would be injurious to, or otherwise have an adverse impact on, the business or reputation of the Company or its Affiliates; (v) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (vi) the Participant’s breach or violation of any policies, rules, procedures, guidelines or statutory duties of the Company or its Affiliates; or (vii) the Participant’s material breach of any applicable Service Agreement, Award Agreement or any restrictive covenant obligations or any other material contract or agreement between the Participant and the Company or any of its Affiliates.
(h)“Change in Control” means, unless otherwise the occurrence of any one or more of the following events:

(i)any Person, other than any Non-Change in Control Person, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii)a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, in the event that the Board increases the number of members of the Board, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation that is determined by the Existing Board prior to such merger or consolidation to have been effected solely to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j)“Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(k)“Consultant” means any individual, including an advisor, who is providing services to the Company or any Affiliate or who has accepted an offer to provide such services or consultancy from the Company or any Affiliate.
(l)“Director” means any member of the Board.
(m)“Disability” means, with respect to a Participant, “disability” as defined in the Participant’s Service Agreement, if any, or if not so defined, unless otherwise provided in the Participant’s applicable Award Agreement, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Section 409A of the Code that is triggered upon a Disability, Disability means that the Participant is disabled as defined under Section 409A(a)(2)(C) of the Code.
(n)“Effective Date” means the date on which the Plan is approved by the Company’s stockholders.
(o)“Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(q)“Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(r)“Incentive Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code and is not designated as a Non-Qualified Stock Option by the Committee.
(s)“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(t)“Non-Change in Control Person” means (i) any employee plan established by the Company or any Subsidiary; (ii) the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.
(u)“Non-Employee Director” means any Director who is not an employee of the Company or any Subsidiary.
(v)“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to Section 6, that does not meet the requirements of Section 422 of the Code or is designated as a Non-Qualified Stock Option by the Committee.
(w)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x)“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(y)“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z)“Participant” means the recipient of an Award granted under the Plan.
(aa)“Performance Award” means an Award (or portion thereof) granted pursuant to Section 10.
(ab)“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(ac)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ad)“Prior Plan” means the TriNet Group, Inc. 2009 Equity Incentive Plan.
(ae)“Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(af)“RSU” means a contractual right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof, granted pursuant to Section 9 that is denominated in Shares. Awards of RSUs may include the right to receive dividend equivalents.
(ag)“SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(ah)“SEC” means the U.S. Securities and Exchange Commission.
(ai)“Service Agreement” means any offer letter or employment, severance, consulting or similar agreement between the Company or any of its Subsidiaries and the Participant.
(aj)“Share” means a share of the Company’s common stock, $0.000025 par value.
(ak)“Subsidiary” means an entity of which the Company, directly or indirectly, holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.
(al)“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(am)“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is a Consultant or Non-Employee Director, the date the performance of services for the Company or any Affiliate has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate, as applicable, as a Non-Employee Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3.Eligibility.
(a)Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b)Holders of options and other types of awards granted by a company or other business that is acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4.Administration.
(a)Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c)Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5.Shares Available for Awards.
(a)Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan as of the Effective Date shall equal 2,700,000 Shares (the “Share Pool”).
(b)If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. Any Shares withheld in respect of taxes or tendered or withheld to pay the exercise price of Options shall again be available for grant under the Plan.
(c)In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);
(ii)the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii)the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e)Subject to adjustment as provided in Section 5ý(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be equal to the Share Pool.
Section 6.Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(d)No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(e)The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to Participants who were employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code) at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the day three (3) months (or, in the case of an employee whose Termination of Services was due to death or Disability, one (1) year) before the date of the exercise of the Incentive Stock Option. Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Incentive Stock Option. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the stockholders of the Company.
Section 7.Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e)No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8.Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule.

(b)Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends. In the event of the payment of a dividend in connection with a Share of Restricted Stock, such dividend shall be subject to the same restrictions and vesting conditions as the Share of Restricted Stock.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e)Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares. In the event a dividend equivalent is awarded in connection with an RSU prior to vesting or settlement, such dividend equivalent shall be subject to the same restrictions and vesting conditions as the underlying RSU.
(e)Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f)The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10.Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)A Performance Award may be denominated as a cash amount, number of Shares or units or a combination thereof and is an Award (or a portion thereof) which may be earned upon achievement or satisfaction of one or more performance conditions specified by the Committee. In addition, the Committee may specify that any other Award (or portion thereof) shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award (or any portion thereof) or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to the Participant to settle the Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares underlying the Performance Award with respect to any dividends declared during the period that the Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares underlying the Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. In the event a dividend equivalent is awarded in connection with a Performance Award, such dividend equivalent shall be subject to the same restrictions and vesting conditions as the underlying Performance Award. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
(e)The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12.Effect of Termination of Service or a Change in Control on Awards.
(a)The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be accelerated, exercised, settled, vested, paid or forfeited in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award. Notwithstanding the foregoing, (i) in the event the Participant’s Termination of Service is for any reason other than due to death or Disability, and except as further limited by the Committee, the Participant must exercise any vested Incentive Stock Options no later than three (3) months following the Participant’s Termination of Service, and (ii) in the event the Participant’s Termination of Service is due to death or Disability, the Participant or the Participant’s Beneficiaries must exercise any vested Incentive Stock Options no later than one year following the Participant’s Termination of Service.
(b)In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii)substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii)acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, upon (A) the Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor entity or its parent) without Cause or by the Participant for “good reason” (as such term may be defined in the applicable Award Agreement, Service Agreement or, if not otherwise defined, a definition as may be established by the Committee in such Change in Control, as the case may be) or (B) the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s), including waiving the performance conditions applicable to all or any portion of any Performance Award that is not vested as of the date of such Change in Control and providing that the relevant portion of such Award shall vest as of a date specified by the Committee, subject to the Participant’s continuous service with the Company and its Affiliates or such other terms and conditions imposed by the Committee in its discretion; and
(v)cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13.General Provisions Applicable to Awards.
(a)Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
Section 14.Amendments and Terminations.
(a)Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.
Section 15.Prior Plan.
(a)Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. All Awards granted on or after the Effective Date shall be subject to the terms of this Plan.
(b)Any shares remaining available for future issuance under the Prior Plan as of the Effective Date shall not be available under the Prior Plan as of the Effective Date.
(c)From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan; provided, however, any Shares associated with stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased by the Company or (iii) are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award will immediately be added to the Share Pool as set forth in Section 5(a).
Section 16.Miscellaneous.
(a)No Employee, Consultant, Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or any applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)The Committee may authorize the Company to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
(e)If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g)No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h)Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
Section 17.Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to prior approval by the Board.
Section 18.Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 19.Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 20.Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
Section 21.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(b).
Section 22.Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:
(a)administering and maintaining Participant records;
(b)providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
(c)providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and
(d)transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
Section 23.Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

TriNet

TRINET GROUP, INC.
ONE PARK PLACE, SUITE 600
DUBLIN, CA 94568

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2019. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70286-P17140

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRINET GROUP, INC.

The Board of Directors recommends you vote FOR the following three nominees to hold office until the 2022 Annual Meeting of Stockholders:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Martin Babinec
02) Paul Chamberlain
03) Wayne B. Lowell

The Board of Directors recommends you vote FOR proposals 2 through 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E70287-P17140

TRINET GROUP, INC.
Annual Meeting of Stockholders
May 9, 2019 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Burton M. Goldfield and Samantha Wellington, and each of them individually, as proxies, each with the power to appoint themselves substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRINET GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on May 9, 2019, at the offices of TriNet Group, Inc. located at One Park Place, Suite 600, Dublin, CA 94568 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and for such other matters as may properly come before the meeting as said proxies deem advisable. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement to which this proxy relates.

Continued and to be signed on reverse side